Exhibit 4.1

EXECUTION COPY

CSG SYSTEMS INTERNATIONAL, INC.

2.50% Senior Subordinated Convertible Contingent Debt SecuritiesSM (CODESSM) due 2024

INDENTURE

Dated as of June 2, 2004

Deutsche Bank Trust Company Americas

TRUSTEE

i

EXHIBIT A	Form of Global Security
EXHIBIT B	Form of Certificated Security
EXHIBIT C	Transfer Certificate
EXHIBIT D	Form of Holder Optional Repurchase Notice
EXHIBIT E	Form of Change in Control Repurchase Notice

v

CROSS-REFERENCE TABLE*

TIA Sections		Indenture Sections
§ 310	(a)	7.10
	(b)	7.10
§ 311		7.11
§ 312	(a)	2.5
	(b)	13.3
	(c)	13.3
§ 313		7.6
§ 314	(a)	4.2, 4.3
	(c)	13.4
	(e)	13.5
§ 315	(a)	7.1(b)
	(b)	7.5
	(c)	7.1(a)
	(d)	7.1(c)
	(e)	6.11
§ 316	(a)	2.8, 6.4, 6.5
	(b)	6.7
	(c)	1.5(e)
§ 317	(a)	6.8
	(b)	6.9
	(c)	2.4, 3.5, 3.9
§ 318		13.1

*	This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE dated as of June 2, 2004 between CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (“Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 2.50% Senior Subordinated Convertible Contingent Debt SecuritiesSM (CODESSM) due 2024:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“144A Global Security” means a permanent Global Security in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

“Additional Amounts” shall have the meaning specified in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Average Conversion Value” of $1,000 principal amount of the Securities for any period equals the sum of the Conversion Values for each Trading Day in such period divided by the number of Trading Days in such period.

“Bankruptcy Law” means Title 11 of the, U.S. Code or any similar federal, state or non-U.S. law for the relief of debtors.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means one or more resolutions, certified by the secretary of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Cash Equivalents” means (i) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thompson Bank Watch Rating of “B” or better, or whose short-term debt has the highest rating obtainable from Moody’s or S&P, (iii) any money market deposit account issued or offered by a domestic commercial bank having capital and surplus in excess of $250.0 million and a Thompson Bank Watch Rating of “B” or better, or whose short-term debt has the highest rating obtainable from Moody’s or S&P, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, and (v) commercial paper having the highest rating obtainable from Moody’s or S&P, and in each case maturing within one year after the date of acquisition.

“Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibit B.

“Closing Price” means, on any date, (i) the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported on the Nasdaq National Market or, if the Common Stock is not listed on the Nasdaq National Market, on the principal U.S. national or regional securities exchange or inter-dealer quotation system on which the Common Stock is then listed for trading; (ii) if the Common Stock is not reported on the Nasdaq National Market and not listed for trading on a U.S. national or regional securities exchange or inter-dealer quotation system on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization; or (iii) if the Common Stock is not reported on the Nasdaq National Market and not listed for trading on a U.S. national or regional securities exchange or inter-dealer quotation system and is not quoted in the over-the-counter market, the average of the mid-points of the last bid and ask prices for the Common Stock on the relevant date from each of three nationally recognized independent securities dealers the Company selects for this purpose; provided that if such prices cannot reasonably be obtained from three such dealers, but are obtained from two such dealers, then the “Closing Price” will be the average of the mid-points of such bid and ask prices from those two dealers, and if such prices can reasonably be obtained from only one such dealer, then the “Closing Price” will be the mid-point of such bid and ask prices from that dealer.

“Common Stock” shall mean the shares of common stock, $0.01 par value per share, of the Company as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which such shares of common stock shall be reclassified or changed.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any Officer.

“Continuing Director” shall mean, as of any date of determination, any member of the board of directors of the Company who:

(A)	was a member of the board of directors of the Company on the date hereof; or

(B)	was nominated for election or elected to the board of directors of the Company with the approval of two-thirds of the Continuing Directors who were members of the board of directors of the Company at the time of the new director’s nomination or election.

“Conversion Date” means, with respect to any Holder, the date on which such Holder has satisfied all the requirements to convert its Securities as described in Section 10.2 hereof.

“Conversion Price” means, with respect to a share of Common Stock on any given day, the quotient of (i) $1,000 principal amount of Securities divided by (ii) the number of shares of Common Stock issuable upon conversion of a $1,000 principal amount of Securities on that day, assuming that such conversion is settled entirely with shares (including fractional shares).

“Conversion Rate” means the number of shares of Common Stock into which each $1,000 of principal amount of Securities is convertible, which shall initially be 37.3552 shares, subject to adjustments as set forth in this Indenture.

“Conversion Value” per $1,000 principal amount of Securities means, on any given day, the product of (x) the Closing Price on that day and (y) the Conversion Rate on such day.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Wall Street, New York, NY 10005, Attention: Trust and Securities Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event which is, or after the giving of notice or the passage of time or both, would become an Event of Default.

“Defaulted Interest” has the meaning assigned to it in Section 2 of the Form of Reverse of Global Security contained in Exhibit A.

“Designated Senior Indebtedness” means any Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of at least $25 million and is specifically designated as “Designated Senior Indebtedness” for purposes of this Indenture in the instrument creating or evidencing such Senior Indebtedness, or any related agreements or documents to which the Company is a party, provided that the instrument, agreement or other document may place limitations and conditions on the right of the creditor to exercise the rights of the Designated Senior Indebtedness.

“Ex-Dividend Date” means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal inter-dealer quotation system or securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A, and to the extent that such Securities are required to bear the Legend required by Section 2.6(f), such Securities will be in the form of a 144A Global Security.

“Holder” or “Securityholder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, any indebtedness of that Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any hedging obligations if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a lien on any assets of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Interest Payment Date” means the stated due date of an installment of interest on the Securities as specified in Section 2 of the Form of Reverse of Global Security contained in Exhibit A.

“Interest Payment Record Date” means the June 1 and December 1 preceding an Interest Payment Date.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Market Capitalization” means, on any given date, the product of the Closing Price of Common Stock multiplied by the number of shares of Common Stock outstanding on such date.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, any Senior Vice President, the Treasurer or Chief Financial Officer, the Secretary or any Assistant Secretary of the Company or any other Person that is so designated in an Officer’s Certificate.

“Officer’s Certificate” means a written certificate containing the information specified in Sections 13.4(1) and 13.5, signed in the name of the Company by any Officer, and delivered to the Trustee. An Officer’s Certificate given pursuant to Section 4.3 shall be signed by an authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 13.4(1) and 13.5.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee containing the information specified in Sections 13.4(2) and 13.5. The counsel may be an employee of, or counsel to, the Company.

“Outstanding”, when used with respect to a Security, means, as of the date of determination, all Securities heretofore authenticated and delivered under this Indenture, except Securities:

(1) previously canceled by the Trustee or delivered to the Trustee for cancellation;

(2) for the payment or redemption of which money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

(3) which have been paid in exchange for or in lieu of other Securities which have been authenticated and delivered pursuant to this Indenture, other than any such Security in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Redemption Date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Redemption Price” shall have the meaning set forth in Section 3.1.

“Register” means the Company’s method for recording the registration of transfer or for exchange of the Securities.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, between the Company and Lehman Brothers Inc., Deutsche Bank Securities Inc. and the other financial institutions identified as initial purchasers under the Purchase Agreement, dated as of May 27, 2004, between the Company and the Initial Purchasers relating to the offer and sale of the Securities.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Indenture, including any principal, managing director, director or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Security” means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A and B of this Indenture.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” means any of the Company’s CODESSM, as amended or supplemented from time to time, issued under this Indenture.

“Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s books.

“Senior Indebtedness” means (i) all existing and future Indebtedness of the Company outstanding under credit facilities and all hedging obligations with respect to that Indebtedness; (ii) any other existing and future Indebtedness incurred by the Company, unless the instrument under which that Indebtedness is incurred expressly provides that it is pari passu with or subordinated in right of payment to the Securities; and (iii) all principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), premium, penalties, fees, charges, expenses, indemnification, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness referred to in clauses (i) and (ii) above. Notwithstanding anything to the contrary in the foregoing, “Senior Indebtedness” will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its subsidiaries or other Affiliates, or (iii) any trade payables of the Company.

“Significant Subsidiary” means a “Significant Subsidiary within the meaning ascribed to such term in Rule 405 of the Securities Act or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary if they were a single Person.

“Stated Maturity”, when used with respect to any Security, means June 15, 2024.

“Subsidiary” means any Person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day during which trading in securities generally occurs on the Nasdaq National Market or, if the Common Stock is not listed on the Nasdaq National Market, on the principal U.S. national or regional securities exchange or inter-dealer quotation system on which the Common Stock is then listed for trading; provided that no day on which the Common Stock experiences any of the following (each, a “Non-Trading Event”) shall count as a Trading Day:

(a) any suspension of or limitation imposed on quotation or trading of the Common Stock on the Nasdaq National Market or any other national or regional securities exchange or association, inter-dealer quotation system or over-the-counter market; or

(b) the Nasdaq National Market or any other relevant national or regional securities exchange or association, inter-dealer quotation system or over-the-counter market on which the Common Stock trades closes on any Business Day that would otherwise be a Trading Day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange and (ii) the submission deadline for orders to be entered into the exchange for execution on such Business Day.

In determining whether a Non-Trading Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Non-Trading Event if it results from an announced change in the regular business hours of the relevant market or exchange, (2) a decision to permanently discontinue trading in either the Common Stock or futures or options contracts relating to the Common Stock will not constitute a Non-Trading Event, (3) limitations on trading pursuant to any applicable rule or regulation enacted or promulgated by the Nasdaq National Market, any other self-regulatory organization or the SEC on trading during significant market fluctuations will constitute a Non-Trading Event if they result in one of the events described under clause (a) or (b) above, and (4) no Non-Trading Event will be deemed to occur at any time when the relevant market or exchange is closed for trading under ordinary circumstances.

“Trading Price” of the Securities means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Company or the Conversion Agent for $10 million principal amount of the Securities at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained from three independent nationally recognized securities dealers, but are obtained from two independent nationally recognized securities dealers, then the average of the two bids shall be used, and if such prices can reasonably be obtained from only one independent nationally recognized securities dealer, that one bid shall be used. If either the Company or the Conversion Agent cannot reasonably obtain at least one bid for $10 million principal amount of the Securities from a nationally recognized securities dealer, then the “Trading Price” of the Securities for that date will, for purposes of determining the Average Conversion Value, be deemed to be 97.9% of (a) the Conversion Rate of the Securities on such determination date multiplied by (b) the Closing Price of the Common Stock on such determination date.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Volume-Weighted Average Price” per share on any Trading Day means the volume-weighted average prices as displayed under the heading “Bloomberg VWAP” on Bloomberg Page CSGS <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day (or if such volume-weighted average price is not available, the market value of one share of Common Stock on such Trading Day as the Company determines in good faith using a volume-weighted method).

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.2 Other Definitions.

Term:	Section defined in:
“Act”	1.5
“Additional Amounts Notice”	4.8
“Agent Members”	2.13(e)(5)
“beneficial owner”	3.7(b)
“Cash Amount”	10.3(a)(3)(A)(iii)
“Cash Settlement Averaging Period”	10.3(a)(3)
“Cash Settlement Notice Period”	10.2(b)
“Change in Control”	3.7(b)
“Change in Control Company Notice”	3.7(c)
“Change in Control Repurchase Date”	3.7(b)
“Change in Control” Repurchase Notice”	3.7(d)
“Change in Control Repurchase Price”	3.7(b)
“Change in Control Repurchase Right”	3.7(b)
“Common Stock Price Condition”	10.1(b)(1)
“Common Stock Restrictive Legend”	2.6(f)
“Company Purchase Notice”	3.7(d)
“Contingent Interest”	12.1
“Conversion Agent”	2.3
“Conversion Obligation”	10.2(b)
“Conversion Retraction Period”	10.3(a)(2)
“Depositary”	2.1(a)
“distributed assets”	10.5(d)
“DTC”	2.1(a)
“Event of Default”	6.1
“ex” date	10.5(g)(1)
“Expiration Time”	10.5(f)
“Fair Market Value”	10.5(g)
“Final Notice Date”	10.3(a)
“Holder Optional Repurchase Notice”	3.7(a)
“Interest Period	12.1
“issuer tender offer”	3.11
“Legal Holiday”	13.8
“Legend”	2.6(f)
“Measurement Period”	10.1(b)(2)
“Non-Electing Share”	10.6
“Notice of Default”	6.1(8)
“Optional Repurchase Date”	3.7(a)
“Optional Repurchase Right”	3.7(a)
“Optional Repurchase Price”	3.7(a)
“Paying Agent”	2.3
“QIB”	2.1(a)
“Record Date”	10.5(g)
“Redemption Notice”	3.3

Term:	Section defined in:
“Reference Period”	10.5(d)
“Registrar”	2.3
“Repurchase Date”	3.7(b)
“Repurchase Notice”	3.7(d)
“Repurchase Price”	3.7(b)
“Repurchase Right”	3.7(b)
“Rule 144A Information”	4.6
“Special Record Date”	2.11(a)
“Spin-Off”	10.5(g)
“Then-Current Market Price”	10.3(a)
“transfer”	2.13(d)
“Trigger Event”	10.5(d)

Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the U.S. Securities and Exchange Commission.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.4 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;

(3) “or” is not exclusive;

(4) “including” means including, without limitation; and

(5) words in the singular include the plural, and words in the plural include the singular.

Section 1.5 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 13.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of any Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

THE SECURITIES

Section 2.1 Title, Form and Dating. The Securities shall be known and designated as the “2.50% Senior Subordinated Convertible Contingent Debt SecuritiesSM (CODESSM) due 2024” or the “2.50% CODES due 2024” of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $230,000,000, except for securities authenticated and delivered upon registration of, or transfer of, or in exchange for, or in lieu of other Securities pursuant to Sections 2.6, 2.7, 2.8, 2.13, 3.7, or 10.3.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

(a) 144A Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.13 hereof and shall be made on the records of the Trustee and the Depositary.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear legends substantially in the form contained in the legend included in Exhibit A attached hereto; provided that the Legend (other than the first and second paragraphs thereof) may be removed from such Global Security on satisfaction of the conditions specified in this Indenture.

(d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit B attached hereto; provided that the Legend may be removed from such Securities on satisfaction of the conditions specified in this Indenture.

Section 2.2 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were Officers at the time of the execution of the Securities shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $230,000,000 aggregate principal amount upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 13.4 and Section 13.5 hereof). The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

The Securities shall be issued only in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples of $1,000.

Section 2.3 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion, which shall initially be the Trustee and its successors and assigns (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.5.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent, or co-registrar (in each case, if such person is a person other than the Trustee or the Company). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar. The Conversion Agent may not be an Affiliate of the Company or any Subsidiary thereof.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

Section 2.4 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to 10:00 a.m. New York City time on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing (i) that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money (and, in the event that the Company provides such Paying Agent with Common Stock or other securities in connection with any obligation the Company may have under the Securities, such Common Stock or other securities) held by the Paying Agent for the making of payments in respect of the Securities and (ii) that it shall notify the Trustee of any default by the Company in making any such payments. At any time during the continuance of any such default, the Paying Agent (if it is not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money, Common Stock or other securities so held in trust. If the Company, a Subsidiary or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money, Common Stock or other securities held by it to the Trustee and to account for any funds, Common Stock or other securities disbursed by it. Upon doing so, the Paying Agent shall have no further liability for such money, Common Stock or other securities.

Section 2.5 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on each Interest Payment Record Date a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.6 Transfer and Exchange. (a) Subject to Section 2.13 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a Redemption Notice of Securities to be redeemed.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, (i) transfers of beneficial interests in a Global Security, in whole or in part, may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) in accordance with Applicable Procedures, (ii) ownership of a beneficial interest in the Global Security shall be required to be reflected in book-entry form and (iii) transfers of Global Securities or beneficial interests in Global Securities shall be made only in accordance with Sections 2.12 and 2.13 and this Section 2.6(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to the Depositary or nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Security attached hereto as Exhibits A and B setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, the Trustee and the Registrar (if not the same Person as the Trustee), addressed to the Company, the Trustee and the Registrar (if not the same Person as the Trustee) and in form acceptable to the Company, as may be reasonably required by the Company, the Trustee and the Registrar (if not the same Person as the Trustee), that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, (ii) the expiration of two years after the later of the last date on which the Securities were originally issued and the last date on which the Company, or any of its Affiliates, were the owner of Securities or (iii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company, a Subsidiary of the Company or, to the extent known to the Company, another Affiliate of the Company, the Legend shall be reinstated.

In the event Rule 144(k) as promulgated under the Securities Act is amended to change the two-year period under Rule 144(k), then, the references in the Legend to “TWO YEARS”, and in the corresponding transfer restrictions described above, will be deemed to refer to such changed period, from and after receipt by the Trustee of an Officer’s Certificate and an Opinion of Counsel to that effect. As soon as practicable after the Company knows of the effectiveness of any such amendment to change the two-year period under Rule 144(k), unless such changes would otherwise be prohibited by, or would cause a violation of, the federal securities laws applicable at the time, the Company will provide to the Trustee an Officer’s Certificate and an Opinion of Counsel as to the effectiveness of such amendment and the effectiveness of such change to the restrictive legends and transfer restrictions.

Until the Legend on any Restricted Security has been removed in compliance with this Section 2.6(f), all shares of Common Stock (or other securities issuable upon conversion as a result of the provisions of this Indenture) issued upon conversion of such Restricted Security shall bear a legend substantially in the form of the Legend (the “Common Stock Restrictive Legend”) and shall be subject to the same restrictions on transfer as such Restricted Security. At any time following the time when the restrictions on transfer set forth in the Common Stock Restrictive Legend shall have expired in accordance with their terms or shall have terminated under applicable law, the holder of such Common Stock may, upon surrender of the certificate representing such Common Stock to the Company’s transfer agent in accordance with such agent’s customary procedures (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by such satisfactory evidence, which shall include an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company and transfer agent, addressed to the Company and transfer agent and in form acceptable to the Company and transfer agent, as may be reasonably required by the Company and the transfer agent, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Common Stock is not “restricted” within the meaning of Rule 144 under the Securities Act), exchange such certificate and receive a new certificate representing such Common Stock, in like amount, which shall not bear the Common Stock Restrictive Legend.

Section 2.7 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8 Outstanding Securities; Determinations of Holders’ Action. Securities Outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities Outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and VIII).

If a Security is replaced pursuant to Section 2.7, it ceases to be Outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Repurchase Date, or on Stated Maturity, money sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be Outstanding and interest, including Contingent Interest and Additional Amounts, if any, on such Securities shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

If a Security is converted in accordance with Article X, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest, including Contingent Interest and Additional Amounts, if any, shall cease to accrue on such Security.

Section 2.9 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Securities may determine, as conclusively evidenced by such Officer’s execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.10 Cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless the same are delivered to the Trustee for cancellation. All Securities surrendered for payment, repurchase by the Company, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article IX. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.11 Defaulted Interest. When any installment of interest (including Contingent Interest and Additional Amounts, if any) becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Interest Payment Record Date applicable to such installment of interest. Defaulted Interest may be paid by the Company, at its election, as provided in Section 2.11(a) or (b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest payable on such Defaulted Interest) to the Holders in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.11(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the

Holders in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.11(b); or

(b) The Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any inter-dealer quotation system or securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange or inter-dealer quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.11(b), such manner of payment shall be deemed practicable by the Trustee.

Section 2.12 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price or Repurchase Price in respect thereof, and interest (including Contingent Interest and Additional Amounts, if any) thereon, for the purpose of conversion and for all other purposes whatsoever, except for the rights of holders of beneficial interests in the Securities as provided in Section 2.13(a)(iii) whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.13 Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and Section 2.13(a)(i), (B) transfers or exchanges of a beneficial interest in a Global Security for an interest in the same or another Global Security shall comply with Section 2.6 and Section 2.13(a)(ii) below, (C) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.6, Sections 2.13(a)(iii) and 2.13(e)(1) below, and (D) transfers of a Certificated Security shall comply with Section 2.6 and Sections 2.13(a)(iv) and (v) below.

(i)	Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Certificated Security that is issued in exchange for a Global Security. No transfer of a Global Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.13(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.13.

(ii)	Transfer of a Beneficial Interest in a Global Security; Exchange of a Beneficial Interest in a Global Security for a Beneficial Interest in the Same or Another Global Security.

a.	A beneficial interest in a Global Security may not be transferred, nor may it be exchanged for a beneficial interest in another Global Security, except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request to effect such a transfer or exchange in accordance with Applicable Procedures, together with:

(A) so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit C;

(B) written instructions from the Company to the Trustee to make, or direct the Registrar to make, in the case of a transfer or exchange of a beneficial interest in a Global Security, an appropriate adjustment on its books and records with respect to such Global Securities to reflect such transfer or exchange, respectively, and containing information regarding the Depositary account to be credited; and

(C) if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend in accordance with Section 2.6 above, then the Trustee, (1) shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the appropriate Global Security to be decreased by the aggregate principal amount that the other Global Security is increased and (2) in accordance with the standing instructions and procedures existing between the Depositary and the Registrar and Applicable Procedures, shall debit and credit or cause to be debited or credited, as appropriate, to the accounts of the persons specified in such instructions a beneficial interest in the Global Security or Global Securities, as appropriate, equal to the amount of the beneficial interests so transferred or exchanged.

b.	Other than transfers to the Company or to an Affiliate of the Company, beneficial interests in a Global Security that is not a Restricted Security may not be transferred to a

Person who takes delivery thereof in the form a beneficial interest in a Global Security that is a Restricted Security.

(iii)	Transfer or Exchange of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below and in Section 2.13(e)(1) below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

a.	so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit C;

b.	written instructions from the Company to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

c.	if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend in accordance with Section 2.6 above, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security (with a Legend thereon unless the Legend shall be removed pursuant to Section 2.6 above) and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued. In the event that Certificated Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Certificated Securities (or promptly after the Holder has complied with all the requirements of Section 2.6), the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Sections 6.5 and 6.6 hereof, the right of any holder of a beneficial interest in the Securities to pursue such remedy with respect to the portion of the

Global Security that represents such beneficial holder’s Securities as if such Certificated Securities had been issued.

(iv)	Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

a.	to register the transfer of such Certificated Securities; or

b.	to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

a.	shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

b.	so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

(C) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, as set forth in Section 2.6 above.

(v)	Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(I) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit C, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

(II) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Security in the appropriate principal amount.

(b) Subject to Section 2.13(c), every Security shall be subject to the restrictions on transfer provided in the Legend and in the Indenture including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or exchange, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend, all in accordance with Section 2.6 above. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d) As used in the preceding two paragraphs of this Section 2.13, the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any interest in any Security.

(e) The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

(1)	Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.13(a)(ii), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof or a successor of the Depositary a nominee thereof; provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as may be directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(2)

Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the

Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(3)	Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

(4)	In the event of the occurrence of any of the events specified in clauses (1) or (2) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(5)	Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(f) By its acceptance of any Security bearing the Legend, each Holder acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture.

Section 2.14 CUSIP Numbers. The Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE III

REDEMPTION AND REPURCHASE AT THE OPTION OF HOLDERS

Section 3.1 Company’s Right to Redeem; Notices to Trustee. Prior to June 20, 2011, the Securities will not be redeemable at the Company’s option. At any time on or after June 20, 2011, the Company, at its option, may redeem the Securities, subject to and in accordance with the provisions of Section 6 of the Securities, for cash as a whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of those Securities to be redeemed plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to, but excluding the Redemption Date (the “Redemption Price”). If the Redemption Date is on a date that is after an Interest Payment Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to the Holder of record on the corresponding Interest Payment Record Date and the Redemption Price shall only be 100% of the principal amount of those Securities to be redeemed. If the Company elects to redeem Securities pursuant to Section 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

The Company shall give the notice to the Trustee of its intention to exercise its right to redeem the Securities as provided for in this Section 3.1 by a Company Order at least five (5) Business Days prior to the day the Redemption Notice is to be mailed.

Section 3.2 Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the particular Securities to be redeemed from the outstanding Securities on a pro rata basis as long as that method complies with the requirements of any exchange or inter-dealer quotation system on which the Securities are then listed, or otherwise by lot, in principal amounts of $1,000 or integral multiples of $1,000. The Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 3.1 from outstanding Securities not previously called for redemption.

Securities to be redeemed shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

Securities and portions of Securities that are to be redeemed are convertible by the Holder in accordance with Section 10.1(b)(3). If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption; provided, however, that the Holder of such Security so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Security. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 3.3 Redemption Notice. At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (a “Redemption Notice”) by first-class mail, postage prepaid, to each Holder whose Securities are to be redeemed.

The Redemption Notice shall identify the Securities to be redeemed and shall state:

(1)	the Holder’s right to convert the Securities;

(2)	the intended Redemption Date;

(3)	the Redemption Price and interest (including Contingent Interest and Additional Amounts, if any) accrued and unpaid to, but excluding, the Redemption Date;

(4)	the Conversion Price and the Conversion Rate;

(5)	the name and address of the Paying Agent and Conversion Agent;

(6)	that Securities called for redemption may be converted at any time before the close of business on the date that is two Business Days prior to the Redemption Date (specifying such date and the places where such Securities may be surrendered for conversion);

(7)	that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

(8)	whether the Company will deliver cash, Common Stock or a combination of cash and Common Stock in the event a Holder converts Securities called for redemption and, in the event that the Company elects to deliver cash to satisfy all or a portion of the Conversion Obligation, the date on which the Cash Settlement Averaging Period shall commence (or, if the Redemption Notice is delivered prior to the Final Notice Date, specifying when the Company will determine the information described in this clause (8) and notify Holders thereof);

(9)	that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(10)	if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(11)	that on the Redemption Date, the Redemption Price will become due and payable upon each such Security to be redeemed;

(12)	that, unless the Company defaults in making payment of such Redemption Price, interest (including Contingent Interest and Additional Amounts, if any) on Securities called for redemption will cease to accrue interest on and after the Redemption Date; and

(13)	the CUSIP number(s) of the Securities.

At the Company’s request, the Trustee shall give the Redemption Notice in the Company’s name and at the Company’s expense; provided that the Company makes such request at least five (5) Business Days prior to the date by which such Redemption Notice is to be given to Holders in accordance with this Section 3.3, unless the Trustee agrees to a shorter period.

Section 3.4 Effect of Redemption Notice. Once a Redemption Notice is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Redemption Notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the Redemption Notice.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the applicable interest rate.

Section 3.5 Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article XIII. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.7 Repurchase of Securities at Option of Holders.

(a) On June 15, 2011, June 15, 2016 and June 15, 2021 (each, an “Optional Repurchase Date”), each Holder shall have the right (the “Optional Repurchase Right”), at the Holder’s option but subject to the terms and conditions hereof, to require the Company to purchase, and upon the exercise of such right the Company shall purchase, for cash all or any portion of the Holder’s Securities, in integral multiples of $1,000 principal amount (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be Outstanding after such repurchase is equal to an integral multiple of $1,000), at a repurchase price equal to 100% of the principal amount of those Securities plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to, but excluding the Optional Repurchase Date (the “Optional Repurchase Price”). If the Optional Repurchase Date is on a date that is after an Interest Payment Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to the Holder of record on the corresponding Interest Payment Record Date and the Optional Repurchase Price shall only be 100% of the principal amount of those Securities to be repurchased.

Purchases of Securities hereunder shall be made, at the option of the Holder thereof at any time from the opening of business on the date that is 20 Business Days prior to an Optional Repurchase Date until the close of business on the third Business Day prior to such Optional Repurchase Date upon:

(i)	delivery to the Paying Agent by the Holder of a written notice of purchase substantially in the form set forth in Exhibit D hereto (a “Holder Optional Repurchase Notice”) stating:

(1)	if Certificated Securities have been issued, the certificate numbers of the Holder’s Securities to be delivered for purchase or, if Certificated Securities have not been issued, the appropriate Depositary procedures;

(2)	the portion of the principal amount of the Securities to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and

(3)	that such Securities shall be purchased as of the Optional Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture; and

(ii)	delivery of such Securities to the Paying Agent prior to, on or after the Optional Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Optional Repurchase Price therefor; provided, however, that such Optional Repurchase Price shall be so paid pursuant to this Section 3.7 only if the Securities so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Holder Repurchase Notice, as determined by the Company.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.7, a portion of a Security, if the aggregate principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

In the case of any Optional Repurchase Right, no later than 20 Business Days prior to an Optional Repurchase Date (the “Optional Repurchase Right Company Notice Date”), the Company shall mail a written notice, in the manner provided in Section 13.2 and containing the information required by Section 3.7(c), of the Optional Repurchase Right (the “Optional Repurchase Right Company Notice”) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). At least three Business Days before each Optional Repurchase Right Company Notice Date, the Company shall deliver an Officer’s Certificate to the Trustee specifying (i) the information required to be stated in the Optional Repurchase Right Company Notice and (ii) whether the Company desires the Trustee to give the Optional Repurchase Right Company Notice required by Section 3.7(c).

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.7 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Holder Optional Repurchase Notice contemplated by this Section 3.7(a) shall have the right to withdraw such Holder Optional Repurchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.8.

The Paying Agent shall promptly notify the Company of the receipt by it of any Holder Optional Repurchase Notice or written notice of withdrawal thereof.

(b) (1) If a Change in Control occurs (subject to certain exceptions set forth below), each Holder shall have the right (the “Change in Control Repurchase Right” and, together with the Optional Repurchase Right, each a “Repurchase Right”), at the Holder’s option but subject to the terms and conditions hereof, to require the Company to purchase, and upon the exercise of such right the Company shall repurchase, for cash all or any portion of such Holder’s Securities not theretofore converted or called for redemption, in integral multiples of $1,000 principal amount (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be Outstanding after such repurchase is equal to an integral multiple of $1,000), at a repurchase price equal to 100% of the principal amount of those Securities (the “Change in Control Repurchase Price” and, together with the Optional Repurchase Price, each a “Repurchase Price”), plus any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to, but excluding, a date designated by the Company, which shall be no later than 35 Business Days after the occurrence of such Change in Control (the “Change in Control Repurchase Date” and, together with the Optional Repurchase Date, each a “Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.7(d). Notwithstanding the foregoing, if the Change in Control Repurchase Date occurs between an Interest Payment Record Date for the payment of interest and the corresponding Interest Payment Date, the Company shall pay such interest to the record holder on such Interest Payment Record Date and the Change in Control Repurchase Price shall only be 100% of the principal amount of the Securities being repurchased.

A “Change in Control” will be deemed to have occurred at such time after the Securities are originally issued when any of the following events shall occur:

(i)	the acquisition by any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans (except that such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition);

(ii)	the first day on which a majority of the members of the board of directors of the Company does not consist of Continuing Directors; or

(iii)

the consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another Person, other than: (A) any transaction: (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Capital Stock of the Company; and (ii) pursuant to which the holders of 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; or (B) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity.

(2)	Notwithstanding the other provisions of Section 3.7(b)(1), the Company shall not be required to purchase the Securities of the Holders upon a Change in Control pursuant to this Section 3.7(b) (and a Change in Control shall be deemed not to have occurred) if either:

(i)	the Closing Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading-Days ending immediately:

a.	after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control under paragraph (1) or (2) above,

b.	before the Change in Control, in the case of a Change in Control under paragraph (3) above,

equals	or exceeds 105% of the Conversion Price of the Securities in effect on each such Trading Day; or

(ii)	at least 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) constituting a Change in Control consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such Change in Control on the Nasdaq National Market or a national securities exchange or automated inter-dealer quotation system and, as a result of the transaction or transactions, the Securities become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto).

For the purposes of this Section 3.7(b), (x) whether a Person is a “beneficial owner” shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act and (y) the term “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

(c) No later than 20 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control (the “Change in Control Company Notice” and, together with the Optional Repurchase Right Company Notice, each a “Company Purchase Notice”) by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) in the manner provided in Section 11.2. Each Company Purchase Notice shall state:

(1)	the applicable Repurchase Date;

(2)	the date by which the Repurchase Notice pursuant to this Section 3.7 must be delivered to the Paying Agent in order for a Holder to exercise the Repurchase Rights;

(3)	the Repurchase Price and, as applicable, accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any);

(4)	a description of the procedures which a Holder must follow to exercise its Repurchase Right, and the places or places where such Securities are to be surrendered for payment of the Repurchase Price and accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any);

(5)	that on the applicable Repurchase Date, the Repurchase Price will become due any payable in cash upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date;

(6)	the Conversion Rate in effect and any adjustments thereto, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place where such Securities may be surrendered for conversion;

(7)	that the Securities must be surrendered to the Paying Agent to collect payment;

(8)	in the case of the Change in Control Company Notice, briefly, the events causing a Change in Control and the date of such Change in Control;

(9)	the name and address of the Paying Agent and the Conversion Agent;

(10)	that the Repurchase Price for any Security as to which a Repurchase Notice has been duly given and not withdrawn will be paid as promptly as practicable following the later of the Repurchase Date and the time of surrender of such Security as described in clause (4) above;

(11)	that the Securities as to which a Repurchase Notice has been given by the Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of the Indenture and such Securities are otherwise convertible pursuant to Article X hereof;

(12)	the procedures for withdrawing a Repurchase Notice;

(13)	that, unless the Company defaults in making payment of such Repurchase Price and interest (including Contingent Interest and Additional Amounts, if any) on Securities surrendered for repurchase by the Company will cease to accrue on and after the Repurchase Date; and

(14)	the CUSIP number(s) of the Securities.

At the Company’s request, the Trustee shall give the Company Purchase Notice in the Company’s name and at the Company’s expense; provided that the Company makes such request at least three Business Days prior to the date by which such Company Purchase Notice is to be given to Holders in accordance with this Section 3.7(c).

Without otherwise limiting the Company’s obligations pursuant to this Section 3.7(c) in any way, the Company shall also issue a press release through Dow Jones & Company, Inc., Bloomberg Business News or a similar newswire service containing the relevant information and otherwise make this information available on the Company’s website or through another public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of Securities.

If any of the foregoing provisions or other provisions of this Article III are inconsistent with applicable law, such law shall govern.

(d) A Holder may exercise its Change in Control Repurchase Right upon delivery of a written notice of repurchase substantially in the form set forth in Exhibit E hereto (a “Change in Control Repurchase Notice” and, together with a Holder Optional Repurchase Notice, each a “Repurchase Notice”) to the Paying Agent at any time on or prior to the close of business on the third business day prior to the Change in Control Repurchase Date (unless the Company shall specify a later date), specifying:

(1)	if Certificated Securities have been issued, the certificate numbers of the Holder’s Securities to be delivered for repurchase or, if Certificated Securities have not been issued, the appropriate Depositary procedures;

(2)	the portion of the principal amount of the Securities to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and

(3)	that such Securities shall be repurchased pursuant to the terms and conditions specified in the Securities and in this Indenture.

The receipt of such Security by the Paying Agent prior to, on or after delivery of the Change in Control Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.7 and Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.7 and Section 3.8, a portion of a Security if the principal amount of such portion is

$1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.7 and Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.7.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Repurchase Notice contemplated by this Section 3.7(d) shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.8.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written withdrawal thereof.

Section 3.8 Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.7(c) or (d), the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder, subject to the receipt of funds by the Paying Agent, promptly following the later of (i) the Repurchase Date with respect to such Security (provided the conditions in Section 3.7(c) or (d) have been satisfied) and (ii) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.7(c) or (d). Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article X hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice, at any time prior to the close of business on the Repurchase Date, specifying:

(1)	the principal amount of the Security with respect to which such notice of withdrawal is being submitted;

(2)	if Certificated Securities have been issued, the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted or, if Certificated Securities have not been issued, such information as may be required under applicable Depositary procedures; and

(3)	the principal amount, if any, of such Security which remains subject to the original Repurchase Notice, and which has been or will be delivered for repurchase by the Company.

There shall be no repurchase of any Securities pursuant to Section 3.7 or 3.8 if there has occurred (prior to, on or after, as the case may be, the giving by the Holders of such Securities of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Securities, in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.9 Deposit of Repurchase Price. Prior to 10:00 a.m. (New York City time) on the Business Day following a Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof which are to be repurchased as of the Repurchase Date.

Section 3.10 Securities Repurchased in Part. Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

Section 3.11 Covenant to Comply With Securities Laws Upon Repurchase of Securities. When complying with the provisions of Section 3.7 or 3.8 hereof (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), and subject to any exemptions available under applicable law, the Company shall comply with the provisions of Rule 13e-4, Rule 14e-1 (or any successor provision) and any other tender offer rules and make any filings under the Exchange Act which may be applicable or required, and (ii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.7 to be exercised in the time and in the manner specified in Section 3.7.

Section 3.12 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 11 of the Securities, together with interest thereon, held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.9 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest thereon (subject to the provisions of Section 7.1(e)).

ARTICLE IV

COVENANTS

Section 4.1 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal amount plus accrued interest (including Contingent Interest and Additional Amounts, if any), the Redemption Price and the Repurchase Price, and interest shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

Section 4.2 SEC and Other Reports. The Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including, without limitation, the existence of any Default or Event of Default or the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates).

Section 4.3 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2004) an Officer’s Certificate stating whether or not, to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge and the steps, if any, the Company intends to take to remedy such default.

Section 4.4 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.5 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee c/o Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005, Attention: Trust and

Securities Services, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

Section 4.6 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 4.7 Statement by Officer as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within thirty (30) Business Days after the Company becomes aware of the occurrence of any Event of Default, an Officer’s Certificate setting forth the details of such Event of Default and the action which the Company proposes to take with respect thereto.

Section 4.8 Additional Amounts Notice. In the event that the Company is required to pay Holders Contingent Interest under Article XII hereof or Additional Amounts pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Amounts Notice”) to the Trustee of its obligation to pay Additional Interest or Additional Amounts, as the case may be, no later than the Record Date for the Additional Interest or the Additional Amounts, as the case may be, and the Additional Amounts Notice shall set forth the amount of Additional Interest or Additional Amounts, as the case may be, to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest or the Additional Amounts, as the case may be, or with respect to the nature, extent, or calculation of the amount of Additional Interest or Additional Amounts, as the case may be, owed, or with respect to the method employed in such calculation of the Additional Interest or the Additional Amounts, as the case may be.

Section 4.9 Tax Treatment of Securities. The Company agrees, and by acceptance of a beneficial ownership interest in the Securities each Holder of Securities will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the Securities as indebtedness that is subject to United States Treasury regulation section 1.1275-4 (the “Contingent Debt Regulations”) and, for purposes of the Contingent Payment Debt Regulations, to treat the Fair Market Value of any Common Stock beneficially received by a Holder upon any conversion of the Securities as a contingent payment and (ii) to be bound by the Company’s determination of the comparable yield and projected payment schedule, within the meaning of the Contingent Debt Regulations, with respect to the Securities. A Holder of Securities may obtain the comparable yield, a projected payment schedule and other relevant information by submitting a written request to the Company at the following address: CSG Systems International, Inc., 7887 East Belleview, Englewood, CO 80111, Attention: Senior Vice-President, Investor Relations.

ARTICLE V

SUCCESSOR CORPORATION

Section 5.1 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

(a) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer lease or disposal of all or substantially all of the properties and assets of the Company substantially as an entirety (i) shall be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and (ii) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default, shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with this Article V and that all conditions precedent set forth in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment (excluding the grant of a security interest but including any foreclosure thereon), sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.6, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.6, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1 Events of Default. So long as any Securities are outstanding, each of the following shall be an “Event of Default”:

(1) the Company defaults in the payment of the principal amount of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity;

(2) (i) the Company defaults in the payment of the Repurchase Price for any Security when the same becomes due and payable, upon the exercise by the Holder of such Holder’s right to require the Company to repurchase such Securities pursuant to and in accordance with Section 3.7 hereof; or (ii) the Company defaults in the payment of the Redemption Price for any Security called for redemption by the Company pursuant to and in accordance with Section 3.1 hereof when the same becomes due and payable;

(3) the Company defaults in its obligation to pay the Cash Amount or to deliver Common Stock upon conversion of the Securities pursuant to and in accordance with Sections 10.3 and 10.4 hereof;

(4) the Company defaults in the payment of any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) on any Security, in each case when due and payable, and continuance of such default for a period of 30 days;

(5) the Company fails to perform or observe any other term, covenant or agreement in this Indenture or the Securities (other than those referred to in clauses (1) through (4) above) and such failure continues unremedied for 60 consecutive days after a Notice of Default shall have been given;

(6) a default under any Indebtedness for money borrowed by the Company or any Subsidiary (other than intercompany indebtedness) the aggregate outstanding principal amount of which is an amount in excess of $10.0 million, for a period of 30 days after a Notice of Default shall have been given, which default (i) is caused by the failure to pay principal or interest due on such Indebtedness by the end of the applicable grace period, if any, unless such Indebtedness is discharged or (ii) results in the acceleration of such Indebtedness, unless such acceleration is waived, cured, rescinded or annulled or unless such Indebtedness is discharged;

(7) the entry by a court having jurisdiction of (i) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Significant Subsidiaries, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries, under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(8) the commencement by the Company or any of its Significant Subsidiaries, of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its Significant Subsidiaries to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its Significant Subsidiaries or the filing by the Company or any of its Significant Subsidiaries, of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company or any of its Significant Subsidiaries to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or for any substantial part of its property, or the making by the Company or any of its Significant Subsidiaries, of an assignment for the benefit of creditors, or the admission by the Company or any of its Significant Subsidiaries, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Significant Subsidiaries, expressly in furtherance of any such action.

A Default under clause (5) or (6) above is not an Event of Default until the Trustee notifies the Company, or the Holders of 25% or more in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (5) or (6) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Trustee shall, within 90 days of the occurrence of a Default, give to the Holders of the Securities notice of all uncured Defaults known to it, its status and what action the Company is taking or proposes to take with respect thereto; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of a Default under clauses (1), (2), (3) or (4) above.

Section 6.2 Acceleration. If an Event of Default specified in Section 6.1(7) or (8) occurs and is continuing (with respect to the Company), the principal amount plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) on all the

Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. If an Event of Default (other than an Event of Default specified in Section 6.1(7) or (8) with respect to the Company) occurs and is continuing (the Event of Default not having been cured or waived as provided in this Article VI), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time Outstanding by notice to the Company, may declare the principal amount plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, at its discretion, pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) on the Securities or to protect or enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.4 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (i) an Event of Default described in Section 6.1(1), 6.1(2), 6.1(3) or 6.1(4), (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected or (iii) a Default which constitutes a failure to convert any Security in accordance with the terms of Article X. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.4 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.5 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.5 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.6 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)	the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)	the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense in connection with pursuing such remedy;

(4)	the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(5)	the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Repurchase Price or interest (including Contingent Interest and Additional Amounts, if any) in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, any Redemption Date or any Repurchase Date, and to convert the Securities in accordance with Article X, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.8 Collection Suit by Trustee. If an Event of Default described in Section 6.1(1), (2), (3) or (4) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts payable to the Trustee under Section 7.7.

Section 6.9 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Repurchase Price, the Cash

Amount or interest (including Contingent Interest and Additional Amounts, if any) in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of the principal amount, Redemption Price, Repurchase Price, the Cash Amount or interest (including Contingent Interest and Additional Amounts, if any) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. Subject to the provisions of Article XI, if the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.7;

SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Repurchase Price, the Cash Amount or interest (including Contingent Interest and Additional Amounts, if any), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Repurchase Price or the Cash Amount in respect of Securities, or any interest (including Contingent Interest and Additional Amounts, if any) on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

Section 7.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1)	the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.1(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)	this subparagraph (c) does not limit the effect of subparagraph (b) of this Section 7.1;

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

(e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense associated therewith.

(f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 7.2 Rights of Trustee. Subject to its duties and responsibilities under Section 7.1 and the TIA:

(a) the Trustee may conclusively rely and shall be completely protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, obtain and conclusively rely upon an Officer’s Certificate;

(c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, nominee, custodian or attorney appointed with due care by it hereunder;

(d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e) the Trustee may consult with counsel selected by it and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i) except (so long as the Trustee is also the Paying Agent) with respect to an Event of Default under Section 6.1(1), (2), (3) or (4), the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received actual written notice specifying the nature of such Default or Event of Default;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(k) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any

Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded; and

(l) the Trustee may consult with accountants, financial advisors or other advisors reasonably selected by it to assist it with administering its duties as Conversion Agent hereunder, and shall be fully protected in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with the advice provided by such accountants, financial advisors or other advisors.

Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4 Trustee’s Disclaimer. The Trustee shall not be accountable for the Company’s performance hereunder, the Company’s representations and warranties or its use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 7.5 Notice of Defaults. If a Default occurs and if it is actually known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 6.1(1), (2) (3) or (4), the Trustee may withhold and shall be protected in withholding, the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. Except (so long as the Trustee is also the Paying Agent) in the case of a Default described in Section 6.1(1), (2), (3) or (4), the Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received actual written notice of such Default, which notice specifically references this Indenture and the Securities.

Section 7.6 Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC (but only if this Indenture is then qualified under the TIA) and each securities exchange or inter-dealer quotation system, if any, on which the Securities are listed or quoted.

The Company agrees to notify the Trustee in writing promptly whenever the Securities become listed or quoted on any securities exchange or inter-dealer quotations system and of any delisting or cessation of quotation thereof.

Section 7.7 Compensation and Indemnity. The Company agrees:

(a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense or disbursement as may be attributable to its negligence, bad faith or willful misconduct; and

(c) to indemnify the Trustee or any predecessor Trustee and their respective officers, directors, employees and agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney’s fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee and any and all franchise taxes of the Trustee)) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or performance hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person), liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Redemption Price, Repurchase Price, the Cash Amount or interest (including Contingent Interest and Additional Amounts, if any), as the case may be, on particular Securities.

The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any applicable bankruptcy law.

Section 7.8 Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged bankrupt or insolvent;

(3)	a receiver or public officer takes charge of the Trustee or its property; or

(4)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

If a successor Trustee does not take office within 30 days after the date established for the resignation or removal of the retiring Trustee, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE

Section 8.1 Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and Opinion of Counsel and at the cost and expense of the Company.

Section 8.2 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE IX

AMENDMENTS

Section 9.1 Without Consent of Holders. The Company and the Trustee may amend, modify or supplement this Indenture or the Securities without the consent of any Securityholder to:

(a) add to the covenants of the Company for the benefit of the Holders of Securities;

(b) surrender any right or power herein conferred upon the Company;

(c) provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a permitted merger, consolidation, conveyance, transfer or lease of all or substantially all of the Company’s assets pursuant to Article V and Section 10.6 hereof;

(d) reduce the Conversion Price as provided for in Section 10.5(i);

(e) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement or qualify this Indenture under the TIA; provided that such amendment or modification does not, in the good faith opinion of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the General Counsel, an

Executive Vice President, a Senior Vice President or the Chief Financial Officer of the Company (as evidenced by an Officer’s Certificate) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

(f) cure any ambiguity or omission, or to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the General Counsel, an Executive Vice President, a Senior Vice President or the Chief Financial Officer of the Company (as evidenced by an Officer’s Certificate) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect; and

(g) add guarantees with respect to the Securities; or

(h) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and that will not, in the good faith opinion of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the General Counsel, an Executive Vice President, a Senior Vice President or the Chief Financial Officer of the Company (as evidenced by an Officer’s Certificate) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect.

Section 9.2 With Consent of Holders. Except as provided below in this Section 9.2, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding.

Without the written consent or the affirmative vote of the Holder of each Security affected thereby, an amendment, modification or waiver under this Section 9.2 may not:

(a) change the maturity of the principal amount of, or the date any installment of interest (including Contingent Interest and Additional Amounts, if any) is due on, any Security;

(b) reduce the principal amount of, or interest (including Contingent Interest and Additional Amounts, if any) payable on, or the Redemption Price or Repurchase Price or the Cash Amount of, any Security;

(c) change the currency of any amount owed or owing under the Security or any interest (including Contingent Interest and Additional Amounts, if any) thereon from U.S. Dollars;

(d) alter the manner of calculation or rate of accrual of interest (including Contingent Interest and Additional Amounts, if any) on any Securities or extend the payment of any such amount;

(e) impair the right of any Holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Security;

(f) except as otherwise permitted or contemplated by the provisions of this Indenture, adversely affect the repurchase right of the Holders of the Securities as provided in Article III or the right of the Holders of the Securities to convert any Security as provided in Article X;

(g) modify the provisions of Article III in a manner adverse to the Holders of the Securities;

(h) modify any of the provisions of this Section 9.2, or reduce the aggregate principal amount of outstanding Securities required to modify, amend or supplement this Indenture or to waive a past default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

(i) reduce the percentage of the principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Nothing in this Section 9.2 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article V hereof.

Section 9.3 Compliance with TIA. Every supplemental indenture executed pursuant to this Article VIII shall comply with the TIA as then in effect.

Section 9.4 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

Section 9.5 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may,

and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 9.6 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX. In signing any supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that all conditions precedent have been satisfied.

Section 9.7 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

CONVERSIONS

Section 10.1 Conversion Right and Conversion Price.

(a) Subject to and upon compliance with the provisions of this Article X, a Holder shall have the right, at such Holder’s option, at any time prior to the Business Day immediately preceding Stated Maturity to convert all or any portion (if the portion to be converted is $1,000 or whole multiples of $1,000) of such Security, unless previously converted, redeemed or repurchased, at the Conversion Rate in effect on the date of conversion, if any of the conditions to conversion set forth in Section 10.1(b) is satisfied.

Upon conversion of any Securities, the Company shall deliver cash, fully paid and nonassessable shares of Common Stock or a combination of cash and Common Stock in accordance with the procedures set forth in Sections 10.3(a)(3).

(b) Subject to and in compliance with this Article X, the Securities or any portion thereof may be converted only if any of the conditions to conversion set forth in this Section 10.1(b) is satisfied.

(1)	Conversion Upon Satisfaction of Common Stock Price Conditions. Any Holder may surrender all or any portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) if the Closing Price of the Common Stock for a period of at least 20 consecutive Trading Days in the 30-Trading-Day period ending on the last Trading Day of the preceding fiscal quarter is greater than 130% of the Conversion Price on the last Trading Day of such preceding fiscal quarter (the “Common Stock Price Condition”).

(2)	Conversion Upon Satisfaction of Security Price Condition. Any Holder may surrender all or any portion of its Securities for conversion during the five-Business-Day period immediately following any ten-consecutive-Trading-Day period (the “Measurement Period”) in which the average of the Trading Prices was less than 98% of the Average Conversion Value during such Measurement Period; provided, however, that a Holder may not convert Securities in reliance on this provision after June 15, 2019 if on any Trading Day during the Measurement Period the Closing Price is greater than or equal to the then-current Conversion Price, but less than or equal to 130% of the then-current Conversion Price.

(3)	Conversion Upon Redemption Notice. Any Holder may surrender all or any portion of its Securities for conversion prior to the close of business on the second Business Day preceding the Redemption Date, if such Security has been called for redemption pursuant to Section 3.1 hereof.

(4)	Conversion Upon Specified Corporate Transactions. If

(i) the Company distributes to all or substantially all holders of its shares of Common Stock rights or warrants entitling them to purchase shares of Common Stock unless such rights, warrants or securities shall not be exercisable or convertible for a period of at least 60 days after the date of distribution (or securities convertible into Common Stock), at a price per share less than (or having a conversion price less than) the Then-Current Market Price of the Common Stock on the announcement date of such distribution,

(ii) the Company distributes to all or substantially all holders of its shares of Common Stock its assets, debt securities or other evidences of indebtedness, shares of its Capital Stock or rights or warrants to purchase its securities, which distribution has a per share value exceeding 5% of the Then-Current Market Price of the Common Stock on the day preceding the declaration date of such distribution, or

(iii) a Change in Control has occurred but Holders do not have the right to require the Company to repurchase their Securities as a result of such Change in Control because either (A) the Closing Price of the Common Stock during the periods prior to such Change in Control exceeds a specified level (as specified in the definition of Change in Control) or (B) the consideration received in such Change in Control consists of Capital Stock that is freely tradeable and the Securities become convertible into that Capital Stock (as specified in the definition of Change in Control), then, in each case, Holders may surrender their Securities for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Date for such distribution, in the case of clause (i) or clause (ii), or within 20 Business Days after the Change in Control, in the case of clause (iii), until either (A)

the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the date the Company announces that such distribution shall not take place, in the case of clause (i) or clause (ii), or (B) the close of business 20 Business Days after the Company’s delivery of the Change in Control Notice, in the case of clause (iii). In the case of clause (i) or clause (ii), no conversion shall be permitted if the Holder will participate in the distribution without conversion.

In addition, any Holder may surrender all or any portion of its Securities for conversion at any time at the Conversion Rate in effect if the Company consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 10.6 hereof (other than any Change in Control described in clause 10.1(b)(4)(iii) above). In such event, the Securities may be surrendered for conversion at any time from and after the date which is 20 days prior to the date announced by the Company as the anticipated effective time of such transaction until 20 days after the effective date of such transaction. In the event a Holder does not convert its Securities during this time period, such Holder shall be entitled to receive, upon conversion, the kind and amount of cash, securities or other property that the Holder would have received if it had converted its Securities immediately prior to such consolidation, merger or binding share exchange. In the event the Company engages in such a consolidation, merger or binding share exchange, the Conversion Rate will not be otherwise adjusted.

Except as described herein, if a Holder converts its Securities on any day other than an Interest Payment Date, the Holder will not receive any payment in cash with respect to interest (including Contingent Interest and Additional Amounts, if any) that has accrued on those Securities since the prior Interest Payment Date.

A Holder will not be required to pay any transfer taxes or duties relating to the issuance or delivery of shares of Common Stock upon the exercise of conversion rights; provided that a Holder shall pay any transfer taxes or duties which may be payable relating to any transfer involved in the issuance or delivery of shares of Common Stock in the name of a Person other than the Holder. Upon conversion of any Securities within two years of original issuance, any shares of Common Stock issuable upon such conversion will not be issued or delivered in a name other than the Holder’s unless the applicable restrictions on transfer have been satisfied. Certificates representing shares of Common Stock will be issued or delivered only after all applicable transfer taxes and duties, if any, payable have been paid.

The Conversion Agent shall, on behalf of the Company, determine on a quarterly basis whether the Securities shall be convertible pursuant to Section 10.1(b)(1) and, if the Securities shall be so convertible, the Conversion Agent shall promptly deliver to the Company and the Trustee written notice thereof.

In connection with any conversion pursuant to Section 10.1(b)(2), the Conversion Agent shall have no obligation to determine the Closing Price of the Securities unless the Company has requested such determination and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that on a Trading Day preceding the date of such notice, the Trading Price per $1,000 principal amount of

Securities was less than 98% of the Conversion Value. At such time, the Company shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities would be greater than or equal to 98% of the Conversion Value for 10 consecutive Trading Days. The Company shall confirm whether such determination made by the Conversion Agent satisfied the conditions set forth in Section 10.1(b)(2).

Whenever the Securities shall become convertible pursuant to this Section 10.1(b) (in the case of a conversion pursuant to Section 10.1(b)(2), whenever the Conversion Agent has determined that the Securities shall become convertible pursuant to Section 10.1(b)(2)), the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 13.2, and the Company shall also issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the relevant information and make such information and publish it on the Company’s website or through another public medium as the Company may use at the time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

The Company hereby agrees, and each Holder of Securities by its purchase thereof shall be deemed to have agreed, that the Conversion Agent shall incur no liability in connection with its obligations under the preceding paragraph (including, without limitation, in connection with any determination whether at any time the Securities shall be convertible as a result of the occurrence of an event specified in clause (1) or clause (2) above), except such liability as may result from the Conversion Agent’s gross negligence or willful misconduct. In no event shall the Conversion Agent be liable to any Person, including any Holder, for any consequential, punitive or special damages. The Company agrees to indemnify the Conversion Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the costs and expenses of defending against any claim (regardless of who asserts such claim) of liability) incurred by the Conversion Agent that arises out of or in connection with its obligations under the preceding paragraph, except such as may result from the gross negligence or willful misconduct of the Conversion Agent or any of its agents or employees. The provisions of this paragraph shall survive the termination of this Indenture.

Section 10.2 Conversion Procedures.

(a) Before any Holder shall be entitled to convert its Securities into Common Stock, such Holder shall, in the case of Global Securities, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Securities (should the Securities become issuable in certificated form), complete the conversion notice on the back of the Securities (or a facsimile thereof), surrender such completed conversion notice and the Securities, duly endorsed to the Company or in blank, at the specified office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Securities, as provided in Section 10.11, and all taxes or duties, if any, as provided in Section 10.10.

(b) Within five Trading Days after receiving the conversion notice from any Holder (the “Cash Settlement Notice Period”) before the Final Notice Date (as defined below), if the Company elects to satisfy all or any part of its obligation (the “Conversion Obligation”) in cash (except for cash paid in lieu of fractional shares), then the Company shall send a notice to such Holder through the Trustee stating the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount). The Company shall pay cash for any fractional interests in shares of Common Stock.

(c) Subject to the next succeeding sentence, if a Holder shall surrender its Securities for conversion, the Company shall, as soon as practicable thereafter, pay cash and / or issue and deliver at said office or place to such Holder, or to such Holder’s nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with cash in lieu of Common Stock (or a combination of Common Stock and cash) as set forth in Sections 10.3 and 10.4 below. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

(d) Except as otherwise stated in this Indenture, the Company shall not make any payment in cash or additional shares of Common Stock or any other adjustment for either accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) on the Securities or dividends in connection with the issuance of any Common Stock issued upon conversion of the Securities. On conversion of Securities, except as otherwise stated herein, a Holder shall not receive any cash payment or additional shares in respect thereof representing, accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any). Delivery by the Company to the Holder of the full number of shares of Common Stock into which the Securities are convertible, cash or a combination of Common Stock and cash (together with any cash payment in lieu of fractional shares) shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and to satisfy its obligation to pay any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) attributable to the period from the Issue Date through the Conversion Date. As a result, any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) is deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) shall be payable upon any conversion of the Securities at the option of the Holder made concurrently with or after acceleration of the Securities following an Event of Default under the Securities.

(e) Notwithstanding anything to the contrary herein, a Security in respect of which a Holder has delivered a Repurchase Notice exercising such Holder’s option to require the Company to repurchase such Security may be converted only if such Repurchase Notice is withdrawn in accordance with the Section 3.8 hereof or the Company defaults in payment of the Repurchase Price.

(f) A Security shall be deemed to have been converted as of the close of business on the date (the “Conversion Date”) of the surrender of such Securities for conversion as provided above and complies with requirements of Section 10.2(a) along with paying any transfer taxes or fees it is required to pay under Section 10.1(b) and any payment owing under Section 10.11, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date.

(g) If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(h) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 10.10 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

Section 10.3 Settlement Procedures Upon Conversion.

(a) If the Company receives a conversion notice from any Holder on or prior to the day that is 23 Business Days before Stated Maturity or, with respect to CODES being redeemed, the applicable Redemption Date (the “Final Notice Date”), the following settlement procedures shall apply:

(1)	If the Company elects to satisfy all or any portion of the Conversion Obligation in cash, the Company shall notify such Holder through the Trustee of the amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time during the Cash Settlement Notice Period.

(2)	If the Company timely elects to satisfy all or any portion of the Conversion Obligation in cash, the Holder may retract its conversion notice at any time during the two-Trading-Day period beginning on the day after the final day of the Cash Settlement Notice Period (the “Conversion Retraction Period”). No such retraction may be made (and a Holder’s conversion notice shall be irrevocable) if the Company does not elect to satisfy any portion of the Conversion Obligation in cash (other than cash in lieu of fractional shares).

(3)

If the conversion notice has not been retracted and the Company elects to settle all or any portion of the Conversion Obligation in cash, then settlement (in cash and/or Common Stock) shall occur on the third Trading Day following the final day of the 20-Trading-Day period beginning on the third Trading-Day following the final day of the Conversion Retraction Period (the “Cash Settlement Averaging Period”).

(A)	The settlement amount for conversion shall be computed as follows:

(i)	If the Company elects to satisfy the entire Conversion Obligation in Common Stock, then the Company shall deliver the number of shares equal to (A) the aggregate principal amount of the Securities to be converted divided by 1,000, multiplied by (B) the Conversion Rate.

(ii)	If the Company elects to satisfy the entire Conversion Obligation in cash, then the Company shall deliver cash in an amount equal to (A) a number equal to (x) the aggregate principal amount of the Securities to be converted divided by 1,000, multiplied by (y) the Conversion Rate multiplied by (B) the arithmetic average of the Volume Weighted Average Prices of Common Stock during each day of the Cash Settlement Averaging Period.

(iii)	If the Company elects to satisfy a portion (other than 100%) of the Conversion Obligation in cash, then the Company shall deliver such cash amount (the “Cash Amount”) plus the number of shares of Common Stock equal to the greater of (A) zero and (B) the excess, if any, of:

a.	the number of shares of Common Stock equal to the aggregate principal amount of the Securities to be converted divided by 1,000, multiplied by the Conversion Rate, minus

b.	the number of shares that are equal to the quotient of (x) the Cash Amount divided by (y) the arithmetic average of the Volume Weighted Average Prices of Common Stock during the Cash Settlement Averaging Period.

(b) If the Company receives a Holder’s conversion notice after the Final Notice Date, the following settlement procedures shall apply:

(1)	If the Company elects to satisfy all or any portion of the Conversion Obligation in cash, the Company shall notify Holders through the Trustee of the dollar amount to be satisfied in cash (which shall be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time during the Cash Settlement Notice Period.

(2)	If the Company timely elects to satisfy all or any portion of the Conversion Obligation in cash, the Holder may retract its conversion notice at any time at any time prior to the close of business on the day that is two Business Days prior to the Redemption Date or the Business Day immediately preceding the Stated Maturity date, as the case may be. No such retraction may be made (and a Holder’s conversion notice shall be irrevocable) if the Company does not elect to satisfy any portion of the Conversion Obligation in cash (other than cash in lieu of fractional shares).

(3)	Settlement amount shall be computed, and settlement dates shall be determined, in the same manner as applicable to conversions prior to the Final Notice Date, except that if the Company timely elects to satisfy all or any portion of the Conversion Obligation in cash, the Cash Settlement Averaging Period shall be the 20-Trading-Day period that begins on the Final Notice Date and settlement shall occur on the third Trading Day following the final day of such Cash Settlement Averaging Period (which may be after the Stated Maturity).

(c) At any time prior to Stated Maturity, the Company may irrevocably elect, in the Company’s sole discretion without the consent of the Holders, by notice to the Trustee and the Holders, to satisfy in cash 100% of the principal amount of the Securities converted after the date of such election. After making such an election, the Company still may satisfy the Conversion Obligation to the extent it exceeds the principal amount in cash or Common Stock or a combination of cash and Common Stock. If the Company elects to satisfy all or a portion of the remainder of the Conversion Obligation in cash, the Company shall provide notice of the Company’s election in the same manner as set forth above in Section 10.3(a) or Section 10.3(b), as applicable. Settlement amounts shall be computed and settlement dates shall be determined in the same manner as set forth in Section 10.3(a) or Section 10.3(b), as applicable.

(d) Notwithstanding the foregoing, if the Common Stock experiences any of the Non-Trading Events on any day during the original Cash Settlement Averaging Period (determined assuming the Common Stock experienced no such Non-Trading Event during such period), which would result in a Volume Weighted Average Price being determined later than the eighth Trading Day after the last day of the original Cash Settlement Averaging Period, then the Company shall determine all delayed and undetermined prices on that eighth Trading Day based on the Company’s good faith estimate of the Common Stock’s value on the day on which such Non-Trading Event occurred.

Section 10.4 Fractional Shares.

The Company shall not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company shall pay an amount in cash based upon the Closing Price of the Common Stock on the third Trading Day prior to the Conversion Date.

Section 10.5 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time as follows:

(a) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock to all or substantially all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the date following the Record Date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Conversion Rate by a fraction:

(1)	the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination plus (B) the total number of shares constituting such dividend or other distribution; and

(2)	the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination.

Such increase shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 10.5(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide, split or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue rights or warrants to all or substantially all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Then-Current Market Price (treating the conversion price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for one unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), then the Conversion Rate shall be adjusted to equal the rate determined by multiplying the

Conversion Rate in effect at the opening of business on the date after such date of the announcement by a fraction:

(1)	the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Record Date fixed for the distribution, plus (B) the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered could be converted); and

(2)	the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for the distribution, plus (B) the total number of shares of Common Stock which the aggregate offering price of the total number of additional shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at the Then-Current Market Price of the Common Stock.

Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Then-Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

(d) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), assets, debt securities or other evidences of Indebtedness, shares of Capital Stock or rights or warrants to purchase securities (excluding (i) any dividend, distribution or issuance covered by Section 10.5(a) or 10.5(c) and (ii) any dividend or distribution paid exclusively in cash; such capital stock, evidence of its Indebtedness, cash, other assets or securities being distributed hereinafter in this Section 10.5(d) called the “distributed assets”), then, in each such case, subject to the third and fourth succeeding paragraphs and the third last paragraph of this Section 10.5(d), the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution shall be adjusted by multiplying such Conversion Rate then in effect by a fraction:

(1)	the numerator of which shall be the Then-Current Market Price; and

(2)	the denominator of which shall be (A) the Then-Current Market Price less (B) the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date) (determined as provided in Section 10.5(g)) on such date.

Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

Except as provided in the next paragraph, if the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.5(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, in doing so, it must consider the prices in such market over the same period (the “Reference Period”) used in computing the Then-Current Market Price pursuant to Section 10.5(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company’s Subsidiaries or other business units (a “Spin-Off”), any Conversion Rate adjustment will be based on the market value of the securities so distributed relative to the Then-Current Market Price of the Common Stock, in each case based on the average of the Closing Prices of such securities on the Nasdaq National Market, the New York Stock Exchange or such principal other national or regional exchange or market on which such securities are then listed or quoted for each of the ten Trading Days commencing on and including the fifth Trading Day of those securities on which “ex-dividend trading” commences for such dividend or distribution.

Rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of Common Stock (including the shares to be issued upon conversion of the Securities) shall be deemed not to have been distributed for purposes of this Section 10.5(d) (and no adjustment to the Conversion Rate under this Section 10.5(d) shall be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of Indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof).

In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 10.5(d):

(3)	in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

(4)	in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 10.5(d) and Sections 10.5(a), 10.5(b) and 10.5(c), any dividend or distribution to which this Section 10.5(d) is applicable that also includes (i) shares of Common Stock to which Section 10.5(a) applies, (ii) a subdivision or combination of shares of Common Stock to which Section 10.5(b) applies or (iii) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 10.5(c) applies (or any combination thereof), shall be deemed instead to be:

(5)	a dividend or distribution of the evidences of Indebtedness, assets, shares of Capital Stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 10.5(a), 10.5(b) and 10.5(c) apply, respectively (and any Conversion Rate increase required by this Section 10.5(d) with respect to such dividend or distribution shall then be made), immediately followed by

(6)	a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Rate adjustment required by Sections 10.5(a), 10.5(b) and 10.5(c) with respect to such dividend or distribution shall then be made), except:

(A)

the Record Date of such dividend or distribution shall be substituted as (i) “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and

“Record Date” within the meaning of Section 10.5(a), (ii) ”the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 10.5(b), and (iii) as “the date fixed for the determination of shareholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants” and “Record Date” within the meaning of Section 10.5(c); and

(B)	any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 10.5(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

In the event of any distribution referred to in this Section 10.5(d) in which (1) the Fair Market Value (as determined by the Board of Directors) of such distribution applicable to one share of Common Stock (determined as provided above) equals or exceeds the Then-Current Market Price of the Common Stock or (2) the Then-Current Market Price of the Common Stock exceeds the Fair Market Value of such distribution by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Rate, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security, in addition to shares of Common Stock, cash, or combination of cash and shares of Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such Security immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

No adjustment to the conversion rate or the ability of a Holder to convert Securities will be made in respect of a distribution described under Sections 10.5(a), (c), (d) and (e) if the Holder will otherwise participate in the distribution without conversion.

Upon adoption of a new rights plan, while Securities remain outstanding, Holders of Securities shall receive, upon conversion of Securities, in addition to shares of Common Stock cash, or combination of cash and shares of Common Stock, the rights under the applicable rights plan unless, prior to the conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock, in which case the Conversion Rate in effect shall be adjusted at the time of separation as if the Company had distributed to all Holders of Common Stock the distributed assets, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(e) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock, cash, then, in such case, the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution shall be adjusted to equal the rate determined by multiplying such Conversion Rate by a fraction,

(1)	the numerator of which shall be the Then-Current Market Price per share of Common Stock; and

(2)	the denominator of which shall be (A) the Then-Current Market Price per share of Common Stock less (B) the full amount of cash so distributed as applicable to one share of Common Stock.

Such adjustment shall be effective immediately prior to the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Then-Current Market Price, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such holder would have received had such Holder converted each Security on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock to the extent that the same involves an aggregate consideration that, together with (i) the aggregate of cash and the Fair Market Value of any other consideration paid in any other tender offer by the Company or any Subsidiary for Common Stock expiring within the 12 months preceding such tender offer for which no adjustment has been made, plus (ii) the aggregate amount of any all-cash distributions referred to in Section 10.5(e) to all holders of Common Stock with 12 months preceding the expiration of such tender offer (the “Expiration Time”) for which no adjustments have been made, exceeds 10% of the Company’s Market Capitalization on the expiration of such tender offer, in which event the Conversion Rate in effect immediately prior to the close of business on the Expiration Time shall be adjusted to equal the rate determined by multiplying such Conversion Rate shall be adjusted by a fraction,

(1)	the numerator of which shall be the product of (A) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and (B) the Then-Current Market Price of a share of Common Stock at such Expiration Time; and

(2)	the denominator of which shall be (A) the product of (x) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and (y) the Then-Current Market Price of a share of Common Stock at such Expiration Time less (B) the amount by which such combined amounts exceed 10% of the Company’s Market Capitalization.

Such adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(g) For purposes of this Article X, the following terms shall have the meanings indicated:

“Then-Current Market Price” on any date means the average of the Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:

(1)	the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 10.5(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

(2)	the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 10.5(a), (b), (c), (d), (e) or (f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

(3)	the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or clause (2) of this proviso, the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10.5(d), (e) or (f)) of the evidences of Indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 10.5, such adjustments shall be made to the Then-Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Fair Market Value” shall mean the amount that a willing buyer would pay a willing seller in an arm’s-length transaction (as determined in good faith by the Board of Directors).

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h) The Company shall be entitled to make such additional increases in the Conversion Rate, in addition to those required by Sections 10.5(a), (b), (c), (d), (e) and (f), as shall the Board of Directors shall deem advisable in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.

(i) To the extent permitted by applicable law, the Company may, from time to time, increase the Conversion Rate by any rate for any period of time, if such period is at least 20 days and the increase is irrevocable during the period. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee, the Conversion Agent and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it will be in effect.

(j) In any case in which this Section 10.5 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 10.4) issuing to the Holder of any Securities converted after such Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(k) All calculations under this Section 10.5 shall be made to the nearest cent or 1/10,000th of a share of Common Stock, with one-half cent and 0.00005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 10.5, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of such rate then in effect; provided that the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate then in effect and make an aggregate adjustment representing all such carried forward adjustments, even if that aggregate adjustment is less than 1%, upon the earlier of (i) a date (determined by the Company) that shall be no more than one year following the date of the first such adjustment carried forward and (ii) any time at which any Holder converts any Securities called for redemption as described in Section 3.1. Any adjustments under this Section 10.5 shall be made successively whenever an event requiring such an adjustment occurs.

(l) In the event that at any time, as a result of an adjustment made pursuant to this Section 10.5, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Securities originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this Section 10.5, and the provision of Sections 10.1 through 10.4 and 10.6 through 10.10 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

(m) No adjustment shall be made pursuant to this Section 10.5 (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) if the Holders of the Securities may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 10.5.

(n) The applicable conversion rate will not be adjusted (i) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible security outstanding as of the date the Securities are initially issued, (ii) for a change solely in the par value of the Common Stock, or (iii) for accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any).

Section 10.6 Consolidation or Merger of the Company. If any of the following events occurs, namely:

(1)	any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(2)	any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

(3)	any sale or conveyance of all or substantially all of the properties and assets of the Company to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 10.6, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article X. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article X.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.6 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

Section 10.7 Notice of Adjustment. Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

(1) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(2) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 13.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

In addition, whenever an adjustment in the Conversion Rate or Conversion Price with respect to the Securities is made, the Company shall issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News or a similar newswire service containing the relevant information and will make this information available on its website or through another public medium as it may use at that time.

Section 10.8 Notice in Certain Events. In case:

(1) of a consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

(2) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(3) of any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 13.2, at least five (5) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to this Article X, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this Article X is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section 10.08.

Section 10.9 Company to Reserve Stock; Registration; Listing. (a) The Company shall, in accordance with the laws of the jurisdiction of its incorporation, and from time to time as may be necessary reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Securities, a sufficient number of its duly authorized shares of Common Stock to effect the conversion of all Securities then Outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock which have been repurchased by the Company. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 10.10, taxes with respect to the issue thereof.

(b) If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be listed on the Nasdaq National Market, the Company will, if permitted by the rules of the National Association of Securities Dealers, Inc., list and keep listed all Common Stock issuable upon conversion of the Securities, and the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon any other primary national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

Section 10.10 Taxes on Conversion. The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

Section 10.11 Conversion After Interest Payment Record Date. Except as provided below, if any Securities are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Securities shall not be entitled to receive any payment in cash in respect of interest that has accrued on such Securities since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock issuable or cash payment, if any, in lieu of fractional shares payable upon conversion in accordance with this Article X, any accrued and unpaid interest on such Securities will be deemed to have been paid in full.

If any Securities are surrendered for conversion subsequent to the Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date, the Holder (or the predecessor Holder on the Record Date) of such Securities at the close of business on such Interest Payment Record Date shall receive the interest payable on such Securities (including Contingent Interest and Additional Amounts, if any) on such Interest Payment Date notwithstanding the conversion thereof prior to such Interest Payment Date. Securities surrendered for conversion during the period from the close of business on any Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities which have been called for redemption on a Redemption Date between such Interest Payment Record Date and the third Business Day after such Interest Payment Date) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds of an amount equal to the interest payable on such Interest Payment Date on the Securities being surrendered for conversion. Except as provided in this Section 10.11, no adjustments in respect of payments of interest on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

Section 10.12 Company Determination Final. The settlement amount of cash and the number of shares of Common Stock, which shall be deliverable upon conversion pursuant to Section 10.3 shall be computed by the Company. The Company shall cause to be filed with the Trustee and the Conversion Agent, at least one Business Day prior to the applicable settlement date specified under Section 10.3, a written notice stating such settlement amount and number of shares of Common Stock. Any determination that the Company or the Board of Directors must make pursuant to this Article X shall be conclusive if made in good faith and in accordance with the provisions of this Article X, absent manifest error, and set forth in a Board Resolution.

Section 10.13 Responsibility of Trustee for Conversion Provisions. The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article X or any duty to monitor the Company’s compliance. Each Conversion Agent other than the Company shall have the same protection under this Section 10.13 as the Trustee.

The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

Section 10.14 Unconditional Right of Holders to Convert. Notwithstanding any other provision in this Indenture, the Holder shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article X and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

ARTICLE XI

SUBORDINATION OF THE SECURITIES

Section 11.1 Agreement to Subordinate. The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash of all Senior Indebtedness of the Company (in each case, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed and including, without limitation, Senior Indebtedness of the Company created, incurred, assumed or guaranteed during the pendency of any bankruptcy or other insolvency proceeding of the Company) and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. Only Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. The Securities shall in all respects rank pari passu with the Company’s future Indebtedness that shall provide that such Indebtedness is on a parity with the Securities, be senior to any existing and future junior subordinated Indebtedness of the Company and rank pari passu with, or be senior to, all other Indebtedness of the Company. All provisions of this Article XI shall be subject to Section 11.12.

Section 11.2 Liquidation, Dissolution, Bankruptcy. Upon any distribution of the assets of the Company to creditors upon a total or partial liquidation or total or partial dissolution of the Company, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment by the Company for the benefit of its creditors or any marshaling of the assets and liabilities of the Company:

(1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash or Cash Equivalents of all obligations due in respect thereof (including interest accruing after the commencement of any such proceeding at the rate specified in the instrument evidencing such Senior Indebtedness, whether or not a claim therefore is allowed in any such proceeding, to the date of payment of such Senior Indebtedness) before Holders shall be entitled to receive any payment of principal of, premium, if any, or interest (including Contingent Interest and Additional Amounts, if any) on the Securities; and

(2) until such Senior Indebtedness is paid in full in cash, any distribution to which Holders would be entitled but for this Article XI shall be made to holders of such Senior Indebtedness as their interests may appear.

To the extent any payment of principal of, premium, if any, or interest on any Senior Indebtedness of the Company (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person, such Senior Indebtedness or part thereof intended to be satisfied shall be deemed reinstated and outstanding, as if such payment had not occurred.

Section 11.3 Default on Designated Senior Indebtedness of the Company. (a) The Company may not pay the principal of, premium, if any, or interest (including Additional Interest and Additional Amounts, if any) on the Securities and may not repurchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”), if:

(1) a default in the payment when due of the principal of, premium, if any, or interest on or any other amount in respect of any Designated Senior Indebtedness of the

Company occurs and is continuing beyond any applicable grace period or any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms (a “Payment Default”); or

(2) any default that is not a Payment Default (a “Nonpayment Default”) occurs and is continuing with respect to any Designated Senior Indebtedness of the Company that permits the holders thereof to accelerate its maturity without further notice (except such notice as may be required to effect such acceleration), or in the case of a lease, a default occurs and is continuing that permits the lessor to either terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default under the lease, and the Trustee receives a notice of that default (a “Payment Blockage Notice”) from the holders of such Designated Senior Indebtedness or any other person permitted to give such notice under this Indenture.

(b) Payments on the Securities may and shall be resumed:

(1) in the case of a Payment Default, upon the date on which it is cured or waived or ceases to exist; and

(2) in case of a Nonpayment Default, the earlier of the date on which it is cured or waived or ceases to exist or 179 days after the date on which such Payment Blockage Notice is received by the Trustee (a “Payment Blockage Period”).

(c) No new Payment Blockage Period may be commenced pursuant to a Payment Blockage Notice unless 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice.

(d) No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 11.4 Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Senior Indebtedness of the Company (or their proper representative) of the acceleration. In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the Securities, except payments and distributions made by the Trustee as permitted by the immediately succeeding paragraph below, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture.

Notwithstanding anything in this Article XI to the contrary, nothing shall prevent any payment by the Trustee to the Holders of Securities of monies deposited with it pursuant to Section 8.1.

Section 11.5 When Distribution Must Be Paid Over. If a payment or distribution is made to the Trustee or any Holder that because of this Article XI should not have been made to them, and the Trustee or the Holder has actual knowledge that the payment is prohibited, then, Trustee or the Holder who receive the payment or distribution shall hold it in trust for the benefit of the holders of Senior Indebtedness. Upon the proper written request of the holders of Senior Indebtedness, the Trustee or the Holder, as the case may be, will promptly deliver the amounts in trust to them or their proper representative.

Section 11.6 Subrogation. After all Senior Indebtedness of the Company is paid in full in cash or Cash Equivalents and until the Securities are paid in full in cash, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article XI to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness. In no event, however, shall Holders have any rights or claims against the holders of any Senior Indebtedness of the Company for any alleged impairment of Holders’ subrogation rights, and each Holder, by accepting a Security, acknowledges that any actions taken by the holders of any Senior Indebtedness of the Company with respect to such Senior Indebtedness or any security therefore are authorized and consented to by Holders.

Section 11.7 Relative Rights. This Article XI defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

(1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay its obligations in respect of this Indenture and the Securities in accordance with their terms; or

(2) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders as provided in this Article XI.

Section 11.8 Subordination May Not Be Impaired. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by any such holder or by any noncompliance by the Company with this Indenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

Section 11.9 Rights of Trustee and Paying Agent.

(a) Notwithstanding the provisions of Section 11.3, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than three Business Days prior to the date of such payment, a Responsible Officer receives notice reasonably satisfactory to it that payments may not be made in accordance with the provisions of this Article XI. The Company, a representative or a holder of Senior Indebtedness may give such notice; provided, however, that, if the holders of an issue of Senior Indebtedness of the Company have a representative, only the representative may give the notice.

(b) The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XI with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XI shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

(c) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XI and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

Section 11.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their representative (if any).

Section 11.11 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article XI shall not be construed as preventing the occurrence of a Default. Nothing in this Article XI shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities.

Section 11.12 Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article XI, the Trustee and the Holders shall be entitled to conclusively rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the representative for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XI.

Section 11.13 Trustee to Effectuate Subordination. Each Holder by accepting a Security authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article XI and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 11.14 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall, in contravention of this Indenture, pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article XI or otherwise; provided, however, that nothing herein shall limit the Trustee’s liability for any such payment or distribution which results from the Trustee’s negligence or willful misconduct.

Section 11.15 Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Section 11.16 Amendments. The provisions of this Article XI shall not be amended or modified without the written consent of the holders of all Senior Indebtedness of the Company affected thereby.

ARTICLE XII

CONTINGENT INTEREST

Section 12.1 Contingent Interest. (a) The Company will pay additional interest (“Contingent Interest”) to Holders during any six-month period from and including an Interest Payment Date to but excluding the next Interest Payment Date (an “Interest Period”) commencing with the Interest Period beginning June 15, 2011, if the average Trading Price of the Securities for the five-consecutive-Trading-Day period ending on the second Trading Day immediately preceding the first day of the applicable Interest Period equals 120% or more of the principal amount of the Securities.

(b) The rate of Contingent Interest payable in respect of any such Interest Period will be equal to 0.25% of the average Trading Price of the Securities over the five-consecutive-Trading-Day period triggering the Contingent Interest payment under Section 12.1(a). Contingent Interest, if any, will accrue from the first day of any relevant Interest Period and be payable on the Interest Payment Date at the end of such Interest Period to Holders of Securities on the Interest Payment Record Date relating to such Interest Payment Date. Contingent Interest, if any, shall be payable in addition to, and not in lieu of, fixed interest in respect of the Securities, which shall continue to accrue at the stated rate of 2.50% per annum without regard to whether Contingent Interest is also payable.

(c) Upon determination that Holders will be entitled to receive Contingent Interest which may become payable during a relevant Interest Period, on or prior to the start of such Interest Period, the Company shall issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the relevant information and make such information available on its website or through another public medium as the Company may use at that time.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.2 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

CSG Systems International, Inc.

7887 East Belleview, Suite 1000

Englewood, CO 80111

Attn: General Counsel

Facsimile No.: (303) 804-4012

if to the Trustee:

Deutsche Bank Trust Company America

60 Wall Street

New York, NY 10005

Facsimile No.: (212) 797-8614

Attention: Trust and Securities Services

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 13.3 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 13.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.5 Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that each Person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

Section 13.6 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.7 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 13.8 Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

Section 13.9 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.10 No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

Section 13.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 13.13 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Peter E. Kalan
	Name:	Peter E. Kalan
	Title:	Executive Vice President and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS As Trustee

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

(1)	REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT;

(2)

AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE LAST DATE ON WHICH THE 2.50 % SENIOR SUBORDINATED CONVERTIBLE CONTINGENT DEBT SECURITIES DUE 2024 OF CSG SYSTEMS INTERNATIONAL INC. (THE “COMPANY”) WERE ORIGINALLY ISSUED AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE

MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IF AVAILABLE, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY AND AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

(3)	AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS INSTRUMENT IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE INTEREST AT THE ISSUER’S “COMPARABLE YIELD” FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 4.9 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH BENEFICIAL HOLDER OF SECURITIES AGREES, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (I) TO TREAT EACH SECURITY AND THE CORRESPONDING WARRANT IN WHICH SUCH HOLDER HAS A BENEFICIAL INTEREST AS A SINGLE UNITARY INSTRUMENT, (II) TO TREAT SUCH UNITARY INSTRUMENT AS INDEBTEDNESS OF THE COMPANY, (III) TO TREAT SUCH INDEBTEDNESS AS SUBJECT TO SECTION 1.1275-4(b) OF THE TREASURY REGULATIONS (THE “CONTINGENT DEBT REGULATIONS”), (IV) TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT DEBT REGULATIONS, WITH RESPECT TO SUCH HOLDER’S SECURITIES AND CORRESPONDING WARRANTS, AND (V) TO USE SUCH “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE” IN DETERMINING ITS INTEREST ACCRUALS WITH RESPECT TO SUCH HOLDER’S SECURITIES AND CORRESPONDING WARRANTS AND IN DETERMINING ADJUSTMENTS THERETO. FOR PURPOSES OF THE FOREGOING, THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” IS 9.09% PER ANNUM, COMPOUNDED SEMIANNUALLY. A HOLDER OF SECURITIES MAY OBTAIN THE ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO US AT: CSG SYSTEMS INTERNATIONAL, INC., 7887 EAST BELLEVIEW, ENGLEWOOD, CO 80111, ATTENTION: SENIOR VICE-PRESIDENT, INVESTOR RELATIONS.

CSG SYSTEMS INTERNATIONAL, INC.

2.50% Senior Subordinated Convertible Contingent Debt SecuritiesSM (CODESSM) due 2024

No.:	CUSIP: 126349 AA 7 ISIN: US126349AA76
Issue Date: June 2, 2004	Principal Amount: $

CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation, promises to pay to                      or registered assigns, the principal amount of [                     Dollars ($                     )] on June 15, 2024.

Interest Payment Dates: June 15 and December 15, commencing December 15, 2004.

Interest Payment Record Dates: June 1 and December 1.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CSG SYSTEMS INTERNATIONAL, INC.

By:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Deutsche Bank Trust Company Americas, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By
Authorized Signatory

Dated: June 2, 2004

[FORM OF REVERSE OF GLOBAL SECURITY]

2.50% Senior Subordinated Convertible Contingent Debt SecuritiesSM (CODESSM) due 2024

This Security is one of a duly authorized issue of the 2.50% Senior Subordinated Convertible Contingent Debt SecuritiesSM (CODESSM) due 2024 (the “Securities”) of CSG Systems International, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of June 2, 2004 (as it may be amended from time to time in accordance with the terms thereof, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1. Status.

Each Holder by accepting a Security agrees that the payment of principal of, premium, if any, and interest (including Additional Interest and Additional Amounts, if any) on each Security is subordinated in right of payment to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in cash or Cash Equivalents in full of the Senior Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and the subordination is for the benefit of the holders of such Senior Indebtedness.

2. Payment of Principal and Interest.

The Company promises to pay interest on the principal amount of the Securities at the interest rate of 2.50% per annum from the date of issuance until repayment in full at June 15, 2024, or until an earlier conversion, redemption or repurchase. The Company will pay interest on this Security semiannually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing December 15, 2004.

Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the issue date.

If this Security is redeemed or repurchased by the Company on a date that is after the Interest Payment Record Date and prior to the corresponding Interest Payment Date, interest (including Contingent Interest and Additional Amounts, if any) accrued and unpaid hereon to but not including the applicable Redemption Date or Repurchase Date, as the case may be, will be paid to the Holder of record on the corresponding Interest Payment Record Date.

Interest on Securities converted after an Interest Payment Record Date but prior to the corresponding Interest Payment Date will be paid to the Holder on the Interest Payment Record

Date but, upon conversion, the Holder must pay the Company the interest (including Contingent Interest and Additional Amounts, if any) which has accrued and will be paid on such Interest Payment Date; provided that no such payment need be made with respect to Securities which will be redeemed by the Company after an Interest Payment Record Date and prior to the third Business Day after the corresponding Interest Payment Date.

If the principal amount hereof or any portion of such principal amount or any interest (including Contingent Interest and Additional Amounts, if any) on any Security is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 6 hereof or the Repurchase Price pursuant to Section 7 hereof or upon the Stated Maturity of this Security), then such installment shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Interest Payment Record Date applicable to such installment of interest and will be paid as provided for in Section 2.11(a) or (b) of the Indenture instead.

3. Method of Payment.

Except as provided below, interest will be paid (i) on the Global Securities to The Depository Trust Company (“DTC”) or its nominee in immediately available funds, (ii) on any definitive Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Securities; and (iii) on any definitive Securities having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holders of such Securities. Holders of such Securities requesting wire transfer must provide the Trustee (as defined below) with wire transfer instructions at least 15 days prior to the relevant interest payment date.

Unless previously converted, redeemed by the Company at its option or repurchased at the Holder’s option, principal on Global Securities will be paid to DTC or its nominee in immediately available funds. Principal on definitive Securities will be payable, upon Stated Maturity or when due, at the office or agency of the Company in New York City, maintained for such purpose, which shall initially be the Trust and Securities Services of the Trustee in New York City.

Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Redemption Prices, Repurchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

4. Paying Agent, Conversion Agent and Registrar.

Initially, Deutsche Bank Trust Company Americas will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of

Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

5. Indenture.

The Securities are unsecured senior subordinated obligations of the Company limited to $230,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

6. Redemption at the Option of the Company.

No sinking fund is provided for the Securities. The Securities are not redeemable by the Company prior to June 20, 2011. The Securities are redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time, on or after June 20, 2011 upon not less than 20 nor more than 60 days’ notice (the “Redemption Notice”) by mail for a Redemption Price equal to 100% of the principal amount of those Securities to be redeemed (the “Redemption Price”), plus, subject to Section 3.1 of the Indenture, accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) thereon up to the Redemption Date.

If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Redemption Date, and the Securities will cease to be outstanding immediately after such Redemption Date. The Holders thereof shall have no other rights as such other than the right to receive the Redemption Price upon surrender of such Securities. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

7. Repurchase By the Company at the Option of the Holder.

Optional Repurchase Right. On June 15, 2011, June 15, 2016 and June 15, 2021 (each, an “Optional Repurchase Date”), each Holder shall have the right to require the Company to purchase, and upon the exercise of such right the Company shall purchase, for cash all or any portion of the Holder’s Securities, in integral multiples of $1,000 principal amount (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be outstanding after such repurchase is equal to an integral multiple of $1,000), at a repurchase price equal to 100% of the principal amount of those Securities (the “Optional Repurchase Price”), plus, subject to Section 3.7(a) of the Indenture, any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to, but excluding, the Optional Repurchase Date.

Repurchase Right Upon a Change in Control. At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to repurchase the Securities held by such Holder within 35 days after the occurrence of a Change in Control of the Company for a Change in Control Repurchase Price equal to the principal amount of those Securities plus, subject to Section 3.7(b) of the Indenture, accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) thereon up to the Change in

Control Repurchase Date. The Change in Control Purchase Date shall be within 30 days of the Company’s delivery of the notice described in the preceding sentence, which shall be delivered to all Holders and the Trustee. The Change in Control Repurchase Price shall be paid in cash.

Holders have the right to withdraw any Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If money sufficient to pay the Repurchase Price of all Securities or portions thereof to be repurchased as of the Repurchase Date, is deposited with the Paying Agent on the Business Day following the Repurchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such date, and the Securities will cease to be outstanding immediately after such date. The Holders thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Security.

8. Conversion.

Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder’s option, to convert the Holder’s Securities (or any portion of the principal amount thereof that is $1,000 or whole multiples of $1,000), unless previously converted, redeemed or repurchased at the Conversion Rate in effect on the date of conversion, if any of the following conditions is satisfied:

a. during any fiscal quarter (and only during such fiscal quarter) if the Closing Price of the Common Stock for at least 20 consecutive Trading Days in the 30-Trading-Day period ending on the last Trading Day of the preceding fiscal quarter is greater than 130% of the Conversion Price on the last Trading Day of such fiscal quarter;

b. during the five-consecutive-Business-Day period immediately following a ten-consecutive-Trading-Day period (the “Measurement Period”) in which the average of the Trading Prices was less than 98% of the Conversion Value during such Measurement Period; provided, however, that the Securities shall not be convertible after June 15, 2019 if on any Trading Day during such Measurement Period the Closing Price of the Common Stock is greater than or equal to then-current Conversion Price but less than or equal to 130% of the then-current Conversion Price;

c. at any time prior to the close of business on the second Business Day preceding the date fixed for redemption, if such Security has been called for redemption pursuant to the terms of the Indenture; or

d. in the event of certain corporate transactions as provided in the Indenture.

Upon conversion of any Securities the Company shall deliver cash, fully paid and nonassessable shares of Common Stock or a combination of cash and Common Stock, in accordance with the Indenture.

A Security in respect of which a Holder has delivered a Repurchase Notice, exercising the option of such Holder to require the Company to purchase such Security, may be converted only if such Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 37.3552 shares per $1,000 of principal amount of Securities, subject to adjustment in certain events set forth in the Indenture. No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

To surrender a Security for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required by the Indenture.

If the Company (i) is a party to a merger, consolidation or binding share exchange, (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

9. Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a Redemption Notice of Securities to be redeemed.

10. Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11. Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12. Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. The Indenture and the Securities may also be amended by the Company and the Trustee, without the consent of any Holder, in certain circumstances set forth in the Indenture; provided that certain provisions of the Indenture and the Securities may not be amended without the consent of each affected Holder.

13. Defaults and Remedies.

If any Event of Default with respect to Securities shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

14. Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16. Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

17. Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18. GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR THE TRANSACTION CONTEMPLATED HEREBY.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

CSG SYSTEMS INTERATIONAL, INC.

7887 East Belleview, Suite 1000

Englewood, CO 80111

Attn: General Counsel

Facsimile No.: (303) 804-4012

19. Contingent Interest.

The Company will pay Contingent Interest as described in the Indenture to Holders during any six-month period from and including an Interest Payment Date to but excluding the next Interest Payment Date commencing with the six-month period beginning June 15, 2011, if the average Trading Price of the Securities for the five-consecutive-Trading-Day period ending on the second Trading Day immediately preceding the first day of the applicable six-month period equals 120% or more of the principal amount of the Securities.

20. Registration Rights.

The Holders of the Securities are entitled to the benefits of the Registration Rights Agreement, including the receipt of Additional Amounts upon a registration default (as defined in such agreement).

21. Calculations.

The Company shall be responsible for making all calculations called for under this Security. These calculations include, but are not limited to, determinations of accrued interest, including Contingent Interest and Additional Amounts, if any, the Conversion Price, the Repurchase Price, the Redemption Price and other calculations related to a Holder’s conversion rights. The Company shall make these calculations in good faith and, absent manifest error, these calculations will be final and binding on any Holder of this Security. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations with independent verification. The Trustee may forward the Company’s calculations to any Holder of this Security upon the request of such Holder.

ASSIGNMENT FORM	CONVERSION NOTICE
To assign this Security, fill in the form below:	To convert this Security into Common Stock of the Company, check the box ☐

I or we assign and transfer this Security to

_________________________________________

_________________________________________

(Insert assignee’s soc. sec. or tax ID no.)

_________________________________________

_________________________________________

_________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

_________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$________________________________________

If you want the stock certificate made out in another person’s name fill in the form below:

_________________________________________

_________________________________________

(Insert the other person’s soc. sec. tax ID no.)

_________________________________________

_________________________________________

_________________________________________

_________________________________________

_________________________________________

(Print or type other person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By
Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal Amount of Global Security: Two Hundred Thirty Million Dollars

($230,000,000)

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

EXHIBIT B

[FORM OF FACE OF CERTIFICATED SECURITY]

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

(1)	REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT;

(2)	AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE LAST DATE ON WHICH THE 2.50% SENIOR SUBORDINATED CONVERTIBLE CONTINGENT DEBT SECURITIES DUE 2024 OF CSG SYSTEMS INTERNATIONAL INC. (THE “COMPANY”) WERE ORIGINALLY ISSUED AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IF AVAILABLE, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY AND AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

(3)	AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS INSTRUMENT IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE INTEREST AT THE ISSUER’S “COMPARABLE YIELD” FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 4.9 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH BENEFICIAL HOLDER OF SECURITIES AGREES, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (I) TO TREAT EACH SECURITY AND THE CORRESPONDING WARRANT IN WHICH SUCH HOLDER HAS A BENEFICIAL INTEREST AS A SINGLE UNITARY INSTRUMENT, (II) TO TREAT SUCH UNITARY INSTRUMENT AS INDEBTEDNESS OF THE COMPANY, (III) TO TREAT SUCH INDEBTEDNESS AS SUBJECT TO SECTION 1.1275-4(b) OF THE TREASURY REGULATIONS (THE “CONTINGENT DEBT REGULATIONS”), (IV) TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT DEBT REGULATIONS, WITH RESPECT TO SUCH HOLDER’S SECURITIES AND CORRESPONDING WARRANTS, AND (V) TO USE SUCH “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE” IN DETERMINING ITS INTEREST ACCRUALS WITH RESPECT TO SUCH HOLDER’S SECURITIES AND CORRESPONDING WARRANTS AND IN DETERMINING ADJUSTMENTS THERETO. FOR PURPOSES OF THE FOREGOING, THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” IS 9.09% PER ANNUM, COMPOUNDED SEMIANNUALLY. A HOLDER OF SECURITIES MAY OBTAIN THE ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO US AT: CSG SYSTEMS INTERNATIONAL, INC., 7887 EAST BELLEVIEW, ENGLEWOOD, CO 80111, ATTENTION: SENIOR VICE-PRESIDENT, INVESTOR RELATIONS.

CSG SYSTEMS INTERNATIONAL, INC.

2.50% Senior Subordinated Convertible Contingent Debt SecuritiesSM (CODESSM) due 2024

No.: Issue Date: June 2, 2004	CUSIP: 126349 AA 7 ISIN: US126349AA76 Principal Amount: $

CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation, promises to pay to                              or registered assigns, the principal amount of [                     Dollars ($                     )] on June 15, 2024.

Interest Payment Dates: June 15 and December 15, commencing December 15, 2004.

Interest Payment Record Dates: June 1 and December 1.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

CSG SYSTEMS INTERNATIONAL, INC.

By:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By
Authorized Signatory

Dated:

[FORM OF REVERSE OF CERTIFICATED SECURITY]

2.50% Senior Subordinated Convertible Contingent Debt SecuritiesSM (CODESSM) due 2024

This Security is one of a duly authorized issue of the 2.50% Senior Subordinated Convertible Contingent Debt SecuritiesSM (CODESSM) due 2024 (the “Securities”) of CSG Systems International, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of June 2, 2004 (as it may be amended from time to time in accordance with the terms thereof, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1. Status.

Each Holder by accepting a Security agrees that the payment of principal of, premium, if any, and interest (including Additional Interest and Additional Amounts, if any) on each Security is subordinated in right of payment to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in cash or Cash Equivalents in full of the Senior Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and the subordination is for the benefit of the holders of such Senior Indebtedness.

2. Payment of Principal and Interest.

The Company promises to pay interest on the principal amount of the Securities at the interest rate of 2.50% per annum from the date of issuance until repayment in full at June 15, 2024, or until an earlier conversion, redemption or repurchase. The Company will pay interest on this Security semiannually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing December 15, 2004.

Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the issue date.

If this Security is redeemed or repurchased by the Company on a date that is after the Interest Payment Record Date and prior to the corresponding Interest Payment Date, interest (including Contingent Interest and Additional Amounts, if any) accrued and unpaid hereon to but not including the applicable Redemption Date or Repurchase Date, as the case may be, will be paid to the Holder of record on the corresponding Interest Payment Record Date.

Interest on Securities converted after an Interest Payment Record Date but prior to the corresponding Interest Payment Date will be paid to the Holder on the Interest Payment Record

Date but, upon conversion, the Holder must pay the Company the interest (including Contingent Interest and Additional Amounts, if any) which has accrued and will be paid on such Interest Payment Date; provided that no such payment need be made with respect to Securities which will be redeemed by the Company after an Interest Payment Record Date and prior to the third Business Day after the corresponding Interest Payment Date.

If the principal amount hereof or any portion of such principal amount or any interest (including Contingent Interest and Additional Amounts, if any) on any Security is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 6 hereof or the Repurchase Price pursuant to Section 7 hereof or upon the Stated Maturity of this Security), then such installment shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Interest Payment Record Date applicable to such installment of interest and will be paid as provided for in Section 2.11(a) or (b) of the Indenture instead.

3. Method of Payment.

Except as provided below, interest will be paid (i) on the Global Securities to The Depository Trust Company (“DTC”) or its nominee in immediately available funds, (ii) on any definitive Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Securities; and (iii) on any definitive Securities having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holders of such Securities. Holders of such Securities requesting wire transfer must provide the Trustee (as defined below) with wire transfer instructions at least 15 days prior to the relevant interest payment date.

Unless previously converted, redeemed by the Company at its option or repurchased at the Holder’s option, principal on Global Securities will be paid to DTC or its nominee in immediately available funds. Principal on definitive Securities will be payable, upon Stated Maturity or when due, at the office or agency of the Company in New York City, maintained for such purpose, which shall initially be the Trust and Securities Services of the Trustee in New York City.

Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Redemption Prices, Repurchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

4. Paying Agent, Conversion Agent and Registrar.

Initially, Deutsche Bank Trust Company Americas will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of

Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

5. Indenture.

The Securities are unsecured senior subordinated obligations of the Company limited to $230,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

6. Redemption at the Option of the Company.

No sinking fund is provided for the Securities. The Securities are not redeemable by the Company prior to June 20, 2011. The Securities are redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time, on or after June 20, 2011 upon not less than 20 nor more than 60 days’ notice (the “Redemption Notice”) by mail for a Redemption Price equal to 100% of the principal amount of those Securities to be redeemed (the “Redemption Price”), plus, subject to Section 3.1 of the Indenture, accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) thereon up to the Redemption Date.

If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Redemption Date, and the Securities will cease to be outstanding immediately after such Redemption Date. The Holders thereof shall have no other rights as such other than the right to receive the Redemption Price upon surrender of such Securities. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

7. Repurchase By the Company at the Option of the Holder.

Optional Repurchase Right. On June 15, 2011, June 15, 2016 and June 15, 2021 (each, an “Optional Repurchase Date”), each Holder shall have the right to require the Company to purchase, and upon the exercise of such right the Company shall purchase, for cash all or any portion of the Holder’s Securities, in integral multiples of $1,000 principal amount (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be outstanding after such repurchase is equal to an integral multiple of $1,000), at a repurchase price equal to 100% of the principal amount of those Securities (the “Optional Repurchase Price”), plus, subject to Section 3.7(a) of the Indenture, any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to, but excluding, the Optional Repurchase Date.

Repurchase Right Upon a Change in Control. At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to repurchase the Securities held by such Holder within 35 days after the occurrence of a Change in Control of the Company for a Change in Control Repurchase Price equal to the principal amount of those Securities plus, subject to Section 3.7(b) of the Indenture, accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) thereon up to the Change in

Control Repurchase Date. The Change in Control Purchase Date shall be within 30 days of the Company’s delivery of the notice described in the preceding sentence, which shall be delivered to all Holders and the Trustee. The Change in Control Repurchase Price shall be paid in cash.

Holders have the right to withdraw any Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If money sufficient to pay the Repurchase Price of all Securities or portions thereof to be repurchased as of the Repurchase Date, is deposited with the Paying Agent on the Business Day following the Repurchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such date, and the Securities will cease to be outstanding immediately after such date. The Holders thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Security.

8. Conversion.

Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder’s option, to convert the Holder’s Securities (or any portion of the principal amount thereof that is $1,000 or whole multiples of $1,000), unless previously converted, redeemed or repurchased at the Conversion Rate in effect on the date of conversion, if any of the following conditions is satisfied:

a. during any fiscal quarter (and only during such fiscal quarter) if the Closing Price of the Common Stock for at least 20 consecutive Trading Days in the 30-Trading-Day period ending on the last Trading Day of the preceding fiscal quarter is greater than 130% of the Conversion Price on the last Trading Day of such fiscal quarter;

b. during the five-consecutive-Business-Day period immediately following a ten-consecutive-Trading-Day period (the “Measurement Period”) in which the average of the Trading Prices was less than 98% of the Conversion Value during such Measurement Period; provided, however, that the Securities shall not be convertible after June 15, 2019 if on any Trading Day during such Measurement Period the Closing Price of the Common Stock is greater than or equal to then-current Conversion Price but less than or equal to 130% of the then-current Conversion Price;

c. at any time prior to the close of business on the second Business Day preceding the date fixed for redemption, if such Security has been called for redemption pursuant to the terms of the Indenture; or

d. in the event of certain corporate transactions as provided in the Indenture.

Upon conversion of any Securities the Company shall deliver cash, fully paid and nonassessable shares of Common Stock or a combination of cash and Common Stock, in accordance with the Indenture.

A Security in respect of which a Holder has delivered a Repurchase Notice, exercising the option of such Holder to require the Company to purchase such Security, may be converted only if such Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 37.3552 shares per $1,000 of principal amount of Securities, subject to adjustment in certain events set forth in the Indenture. No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

To surrender a Security for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required by the Indenture.

If the Company (i) is a party to a merger, consolidation or binding share exchange, (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

9. Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a Redemption Notice of Securities to be redeemed.

10. Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11. Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12. Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. The Indenture and the Securities may also be amended by the Company and the Trustee, without the consent of any Holder, in certain circumstances set forth in the Indenture; provided that certain provisions of the Indenture and the Securities may not be amended without the consent of each affected Holder.

13. Defaults and Remedies.

If any Event of Default with respect to Securities shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

14. Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16. Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

17. Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18. GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR THE TRANSACTION CONTEMPLATED HEREBY.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

CSG SYSTEMS INTERATIONAL, INC.

7887 East Belleview, Suite 1000

Englewood, CO 80111

Attn: General Counsel

Facsimile No.: (303) 804-4012

19. Contingent Interest.

The Company will pay Contingent Interest as described in the Indenture to Holders during any six-month period from and including an Interest Payment Date to but excluding the next Interest Payment Date commencing with the six-month period beginning June 15, 2011, if the average Trading Price of the Securities for the five-consecutive-Trading-Day period ending on the second Trading Day immediately preceding the first day of the applicable six-month period equals 120% or more of the principal amount of the Securities.

20. Registration Rights.

The Holders of the Securities are entitled to the benefits of the Registration Rights Agreement, including the receipt of Additional Amounts upon a registration default (as defined in such agreement).

21. Calculations.

The Company shall be responsible for making all calculations called for under this Security. These calculations include, but are not limited to, determinations of accrued interest, including Contingent Interest and Additional Amounts, if any, the Conversion Price, the Repurchase Price, the Redemption Price and other calculations related to a Holder’s conversion rights. The Company shall make these calculations in good faith and, absent manifest error, these calculations will be final and binding on any Holder of this Security. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations with independent verification. The Trustee may forward the Company’s calculations to any Holder of this Security upon the request of such Holder.

EXHIBIT C

2.50% Senior Subordinated Convertible Contingent Debt SecuritiesSM (CODESSM) due 2024

Transfer Certificate

In connection with any transfer of any of the Securities or beneficial interest in a Global Security that is a Restricted Security within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner or beneficial owner of this Security hereby certifies with respect to $                         principal amount of the above-captioned Securities (the “Surrendered Securities”) presented or surrendered on the date hereof for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered or beneficial owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐	A transfer of the Surrendered Securities is made to CSG Systems International, Inc. or any of its subsidiaries; or

☐	The transfer of the Surrendered Securities is to a qualified institutional buyer as defined and in all other respects in compliance with Rule 144A under the Securities Act; or

☐	The transfer of the Surrendered Securities is to an institutional accredited investor within the meaning of and all other respects in compliance with Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such transfer; or

☐	The transfer of the Surrendered Securities is pursuant to an exemption from the registration provided by Rule 144 under of the Securities Act;

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of CSG Systems International, Inc. as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐	The transferee is an Affiliate of the Company.

D-1

DATE:
Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

C-2

EXHIBIT D

FORM OF

HOLDER OPTIONAL REPURCHASE NOTICE

TO:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from CSG Systems International, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Securities and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of Section 7 of the Securities and the Indenture, at the price of 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Optional Repurchase Date, to the registered holder hereof; provided, that if the Optional Repurchase Date is on a date that is after an Interest Payment Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to the Holder of record on the corresponding Interest Payment Record Date and the Optional Repurchase Price shall only be 100% of the principal amount or portion thereof of those Securities to be repurchased. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be repurchased by the Company as of the Optional Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Security Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

D-1

EXHIBIT E

FORM OF CHANGE IN CONTROL REPURCHASE NOTICE

TO:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from CSG Systems International, Inc. (the “Company”) as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of Section 7 of the Security and the Indenture referred to in this Security at the price of 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Change in Control Repurchase Date, to the registered holder hereof; provided, that if the Change in Control Repurchase Date is on a date that is after an Interest Payment Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to the Holder of record on the corresponding Interest Payment Record Date and the Change in Control Repurchase Price shall only be 100% of the principal amount or portion thereof of those Securities to be repurchased. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Security Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

E-1